UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Avis Budget Group, Inc.

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March 26, 2019

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Avis Budget Group, Inc., which will be held at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York, on May 22, 2019, at 9:00 a.m. Eastern Time. We look forward to greeting as many of our shareholders as possible.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning our Company of which you should be aware when you vote your shares.

We look forward to greeting personally those shareholders who are able to be present at the Annual Meeting. However, regardless of whether you plan to be with us at the Annual Meeting, it is important that your shares be represented and voted at the meeting. Your vote is important to us.

On behalf of the Board of Directors and the employees of Avis Budget Group, Inc., we would like to thank you for being a shareholder and express our appreciation for your ongoing support of our Company.

Sincerely,

Larry D. De Shon

Chief Executive Officer, President and
Chief Operating Officer

Leonard S. Coleman
Chairman of the Board

Notice of 2019 Annual Meeting of Shareholders

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Avis Budget Group, Inc. (the “Company”) will be held on May 22, 2019, at 9:00 a.m. Eastern Time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York (the “Meeting”), to consider and vote upon the following matters:

1.	To elect as directors the twelve nominees named in the accompanying proxy statement for a one-year term expiring in 2020 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2019.

3.	To provide advisory approval of the compensation of our named executive officers.

4.	To approve the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan.

5.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 25, 2019 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder, for any purpose germane to the Meeting, at the Meeting and for ten days prior to the Meeting during ordinary business hours at 6 Sylvan Way, Parsippany, New Jersey 07054, the Company’s principal place of business.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 22, 2019:
The Company’s Proxy Statement on Schedule 14A,
form of proxy card and 2018 Annual Report on Form 10-K
are available at
www.edocumentview.com/CAR

By Order of the Board of Directors

Jean M. Sera

Senior Vice President & Corporate Secretary

Dated: March 26, 2019

Proxy Statement

2019 Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement, including under “Executive Compensation,” which includes a definition and reconciliation of Adjusted EBITDA. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

•	Date and Time	May 22, 2019 at 9:00 a.m. Eastern Time

•	Place	Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York
•	Record Date	March 25, 2019

Voting Matters and Voting Recommendations

Voting Matters	Proposal No.	Our Board’s Voting Recommendation
Election of Directors (page 7)	1	FOR ALL NOMINEES
Ratification of Appointment of Auditors (page 45-46)	2	FOR
Advisory Approval of the Compensation of our Named Executive Officers (page 47)	3	FOR
Approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (pages 48-55)	4	FOR

Corporate Governance Highlights

•	More than 80% of directors are independent (our Chief Executive Officer is the only management director)

•	Independent Chairman of the Board

•	All members of Compensation, Corporate Governance and Audit Committees are independent

•	Annual election of all directors

•	Majority voting (of votes cast) with a director resignation policy for directors in uncontested elections

•	Robust executive and director stock ownership guidelines

•	Each director nominee attended at least 75% of Board and Committee meetings held in 2018 during such director’s period of service

•	Policy requiring annual performance evaluation of the Board

2018 Company Performance

We had a successful year in 2018. Revenue was $9.1 billion for 2018, reflecting growth of 3% compared to 2017 and representing our ninth consecutive year of revenue growth. Our net income was $165 million, and our Adjusted EBITDA was $781 million, consistent with the Company’s expectations announced in early 2018. In 2018, we also returned capital to our shareholders through the repurchase of $200 million of our Common Stock, resulting in the repurchase of 5.9 million shares. Our closing stock price on December 31, 2018 was lower compared to our closing stock price on December 31, 2017, despite our achievements.

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2018 Compensation for our Named Executive Officers (“NEOs”)

Setting 2018 Pay Levels

As part of the regular annual review process, the Committee considered 2017 financial performance, and market and other factors, and determined that no changes would be made to base salaries, and annual incentive and long-term incentive target opportunities for the Company’s NEOs. Consistent with our past practice, more than 50% of our Chief Executive Officer’s 2018 pay opportunity, at target, was performance-based, excluding amounts contained in the Summary Compensation Table under “All Other Compensation.”

Alignment of 2018 Compensation with Performance

Our history of pay-for-performance alignment was evident in the compensation paid to our NEOs for 2018. Based on 2018 financial performance and individual performance, annual incentive program payouts ranged between 46% of target for our President, International and 139% of target for our President, Americas. Our CEO’s annual incentive program payout was 103% of target. However, as a result of our three-year cumulative financial results, performance-based restricted stock unit awards (“PSUs”) granted in 2015 did not vest in 2018 and were forfeited without payout.

Setting 2018 Performance Metrics

In 2017, the Committee approved an annual incentive program (“AIP”) that was based on historical practice and thus included one-year Adjusted EBITDA as the sole metric. At the same time, the Committee approved a new long-term incentive program (“LTIP”) for then NEOs based on Adjusted EBITDA margin, replacing the historical program, which included performance metrics based on three-year cumulative Adjusted EBITDA goals and a relative total-shareholder return modifier.

For 2018, the Committee approved PSU awards with a three-year cumulative Adjusted EBITDA performance metric. This decision was made based on a number of factors, including but not limited to the significant correlation between Adjusted EBITDA and the Company’s stock price performance, and the Company’s strategic goals. The Committee also changed the performance metrics in the AIP to include: Adjusted EBITDA, with a 50% weighting; Adjusted Free Cash Flow, with a 25% weighting; and an individual performance component, with a 25% weighting, as discussed in more detail under “Annual Incentive Awards.”

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About the Annual Meeting

Why am I receiving these proxy materials?

The Board of Directors (the “Board”) of Avis Budget Group, Inc. (the “Company” or “Avis Budget”) is soliciting your vote at the 2019 Annual Meeting of Shareholders, and any adjournment or postponement thereof (the “Meeting”), to be held May 22, 2019 at 9:00 a.m. Eastern Time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York, for the purposes set forth in this Proxy Statement.

On or about April 1, 2019, the Company will first mail to certain shareholders of record the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement online, or in the alternative, request a paper copy of the proxy materials and a proxy card, and will also first mail to certain other shareholders this Proxy Statement and the accompanying proxy card.

When and where will the Meeting be held?

The Meeting is scheduled to be held at 9:00 a.m. Eastern Time, on May 22, 2019, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York.

What items will I be voting on and what are the Board’s voting recommendations?

Proposal	Board’s Voting Recommendation
No. 1: Election of Directors (see page 7)	FOR ALL NOMINEES
No. 2: Ratification of Appointment of Auditors (see page 45-46)	FOR
No. 3: Advisory Approval of the Compensation of our Named Executive Officers (see page 47)	FOR
No. 4: Approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (see pages 48-55)	FOR

Could other matters be decided at the Meeting?

The Board is not aware of any other matters to be brought before the Meeting. However, if any other matters properly come before the Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

How many votes do I have?

You will have one vote for every share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), you owned as of the close of business on March 25, 2019 (the “Record Date”).

How many votes can be cast by all shareholders?

75,909,370 votes, consisting of one vote for each share of Common Stock outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.

How many votes must be present to hold the Meeting?

One-third of the outstanding shares of Common Stock entitled to vote at the Meeting, or 25,303,123 votes, must be present, in person or by proxy, to constitute a quorum at the Meeting. Abstentions and broker non-votes, if any, will be counted for the purpose of determining whether a quorum is present.

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How many votes are required to elect directors and adopt the other proposals?

Proposal	Vote Requirement	Impact of Abstentions
No. 1: Election of Directors	• Uncontested Election (applies to the Meeting): Directors are elected by a majority of votes cast (number of votes cast “for” each nominee must exceed the number of votes cast “against” that nominee)	Will have no effect on the outcome

• Contested Election: Directors are elected by a plurality of shares present, in person or by proxy, and entitled to vote
No. 2: Ratification of Appointment of Auditors	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal
No. 3: Advisory Approval of the Compensation of our Named Executive Officers	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal
No. 4: Approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal

Under the Company’s Amended and Restated By-laws (the “By-laws”), each incumbent director is required to submit a contingent, irrevocable resignation that the Board of Directors may accept if the director fails to receive the required vote for election or re-election in an uncontested election. The Corporate Governance Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. The Board is required to act on the resignation within 90 days of the date of certification of election results.

If for some reason any director nominee is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the remaining nominees. If any substitute nominees are designated prior to the Meeting, the Company will file an amended proxy statement, that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee as required by the rules of the Securities and Exchange Commission (“SEC”). Alternatively, the Board may reduce the number of directors in accordance with the Company’s Amended and Restated Certificate of Incorporation and the By-laws, subject to the rights of SRS Investment Management, LLC and certain of its affiliates (collectively, “SRS”) to recommend a replacement director under the Second Amended and Restated Cooperation Agreement, dated as of April 16, 2018, between the Company and SRS.

Pursuant to the By-laws, written notice by shareholders of qualifying nominations for election to the Board must have been received by our Secretary by February 22, 2019.

What is a broker non-vote?

A broker non-vote occurs when a broker does not have discretion to vote on a particular proposal and the broker has not received instructions from the beneficial owner of the shares of common stock as to how to vote on such proposal. If you hold your shares of Common Stock in “street name” and do not provide voting instructions to your broker within the required time frame before the Meeting, your shares of Common Stock will not be voted by the broker for Proposal Nos. 1, 3 or 4, but the broker will have the discretion to vote your shares of Common Stock on Proposal No. 2. As a result, broker non-votes will have no effect on the outcome of Proposal Nos. 1, 3 or 4.

Why did certain shareholders receive in the mail a one-page Notice regarding Internet availability of this Proxy Statement rather than a printed copy?

We are sending to a portion of our shareholders, based on ownership level, a Notice containing instructions on how to access this Proxy Statement online, as permitted by SEC rules. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of this Proxy Statement in the mail. Instructions on how to access this Proxy Statement over the Internet or how to obtain printed copies, if you prefer, are set forth in such Notice.

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How do I vote?

You should submit your proxy card or voting instruction form as soon as possible. If you received or requested printed copies of the proxy materials by mail, the materials will include a proxy card, for registered stockholders (that is, if you hold your stock directly in your name through our transfer agent), or a vote instruction form for beneficial owners (if your shares are held in “street name,” such as in a stock brokerage account or through a bank or other nominee). Whether you are a registered stockholder or hold any of your shares in “street name,” you may vote in the following ways:

By Phone	By Internet
If you received or requested printed copies of the proxy materials by mail, vote by dialing the number on the proxy card/voting instruction form and following the easy voice prompts	Follow the instructions included on the proxy card/voting instruction form or Notice of Internet Availability
By Mail	In Person
If you received or requested printed copies of the proxy materials by mail, vote by marking, signing and dating the proxy card/voting instruction form and returning it promptly in the envelope provided	Attend the Meeting and vote in person. If you hold any shares in “street name,” you may not vote in person unless you bring with you a legal proxy from the organization that holds your shares

The deadline for voting by telephone or by Internet will vary depending upon how you vote your shares—please follow the instructions shown on your proxy card/voting instruction form or Notice of Internet Availability. If you are not the shareholder of record, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important.

Certain of our shareholders hold their shares in more than one account and may receive separate proxy cards/voting instruction forms or Notices of Internet Availability for each of those accounts. To ensure that all of your shares are represented at the Meeting, we recommend that you follow the instructions included on each proxy card/voting instruction form or Notice of Internet Availability you receive.

Can I change my vote?

Yes. You may revoke your proxy at any time prior to the voting at the Meeting if, in accordance with the voting procedures described above, you:

•	vote again (including by phone or Internet by the applicable deadline); or

•	complete, sign, date and return a new proxy card or voting instruction form with a later date; or

•	give timely written notice of such revocation to our Corporate Secretary at 6 Sylvan Way, Parsippany, N.J. 07054; or

•	attend the Meeting and vote in person.

If your shares are held in “street name” (i.e., the shares are held of record by a broker, bank or other nominee) and you wish to revoke a proxy, you should contact your bank, broker or nominee and follow its procedures for changing your voting instructions. You also may vote in person at the Meeting if you obtain a legal proxy from your bank, broker or other nominee.

Only the latest validly executed proxy that you submit will be counted.

What if I do not vote with respect to some of the proposals?

Shares of Common Stock represented by proxies received by the Company (whether through the return of a proxy card or voting instruction form) that do not contain voting instructions (or if you vote by telephone or electronically via the Internet without indicating how you want to vote) will be voted in accordance with the recommendations of the Board, including:

•	“FOR ALL” of the nominees recommended by the Board (Proposal No. 1);

•	“FOR” the ratification of the appointment of auditors (Proposal No. 2);

•	“FOR” the proposal regarding advisory approval of the compensation of our named executive officers (Proposal No. 3); and

•	“FOR” the approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (Proposal No. 4).
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How do participants in savings plans vote?

If you hold shares of Common Stock in the “Avis Budget Group, Inc. Employee Savings Plan” or the “AB Car Rental Services Retirement Savings Plan for Bargaining Hourly Employees” (collectively, the “Savings Plans”), you will receive a proxy card that covers shares of Common Stock held for you in the Savings Plans. In accordance with the provisions of the Savings Plans, the respective trustees will vote your shares of Common Stock as you have directed. To the extent such instructions are not received prior to noon Eastern Time on May 14, 2019, the trustees of the Savings Plans will vote the shares of Common Stock with respect to which they have not received instructions proportionately in accordance with the shares of Common Stock for which they have received instructions. Instructions given with respect to shares of Common Stock in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after noon Eastern Time on May 14, 2019. Participants in the Savings Plans are not entitled to vote in person at the Meeting.

How do participants in the Avis Budget Group, Inc. Employee Stock Purchase Plan (“ESPP”) vote?

If you hold shares of Common Stock in the ESPP, you will receive a proxy card that covers shares of Common Stock held for you in the ESPP. In accordance with the provisions of the ESPP, the plan administrator will vote your shares of Common Stock as you have directed. To the extent such instructions are not received prior to noon Eastern Time on May 14, 2019, the plan administrator will not vote your shares.

Do I need a ticket to attend the Meeting?

Yes. Admission will be by ticket only. Admission to the Meeting will be expedited if tickets are obtained in advance.

•	Registered shareholders: Bring the bottom portion of the proxy card enclosed with this Proxy Statement as your Meeting ticket. Notices will not be accepted as a Meeting ticket.

•	Beneficial owners: If you own shares of Common Stock through an intermediary, such as a bank or broker, request tickets in writing from the Corporate Secretary at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054. Please include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding your stock, confirming beneficial ownership as of the Record Date.

•	Shareholders without advance tickets: Shareholders who do not obtain tickets in advance may obtain tickets on the Meeting date at the registration desk upon verifying their stock ownership as of the Record Date.

Attendance at the Meeting will be limited to shareholders as of the Record Date, their authorized representatives and guests of the Company. Tickets may be issued to others at the discretion of the Company. In accordance with the Company’s security procedures, all persons attending the Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Cameras and recording devices will not be permitted at the Meeting.

How can I find the voting results of the Annual Meeting?

Voting results will be tallied by the inspector of election. The Company will report the results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Meeting.

How can I access the Company’s proxy materials and annual report electronically?

This Proxy Statement and the Company’s 2018 Annual Report may be viewed online at edocumentview.com/CAR. If you are a shareholder of record, you can elect to receive future annual reports and proxy statements electronically by enrolling at envisionreports.com/CAR. If you choose this option, you will receive a proxy form in April 2020 listing the website locations where proxy materials will be posted, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your shares of Common Stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

How does a shareholder nominate someone to be a director?

Director nominations may be made by a shareholder so long as the qualifying shareholder follows the procedures outlined in the By-laws. Pursuant to the By-laws, for a nomination to be made by a shareholder, such shareholder must have given the proper notice within the specific time limits set forth in the relevant provision therein. For the 2020 annual meeting, the Company must receive this notice on or before February 22, 2020. Such notice and nomination should be submitted in writing to the Corporate Secretary of the Company and should include the information required for shareholder nominations set forth in the By-laws.

A copy of the full text of the provision of the By-laws describing the procedure for shareholder nominations may be accessed in the “Investor Relations-Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com. Nothing contained in any section of the Company’s website is incorporated by reference into this Proxy Statement.

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Proposals to Be Voted on at Meeting
Proposal No. 1

Election of Directors

The Board of Directors (the “Board”) has nominated Leonard S. Coleman, Larry D. De Shon, Brian J. Choi, Mary C. Choksi, Jeffrey H. Fox, Lynn Krominga, Glenn Lurie, Jagdeep Pahwa, F. Robert Salerno, Francis J. Shammo, Carl Sparks and Sanoke Viswanathan to be elected at the 2019 Annual Meeting of Shareholders (the “Meeting”) to serve as directors for a one-year term ending at the 2020 annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. For certain information regarding each nominee, see “Board of Directors—Biographical Information for Nominees” below.

Biographical Information for Nominees

The following material contains information concerning the Board’s nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the Meeting.

LEONARD S. COLEMAN

Chairman of the Board

Board Committees: Compensation, Corporate Governance, Executive (Chair)

Mr. Coleman, age 70, has been a director of Avis Budget Group, Inc. since August 2006. Mr. Coleman was a Senior Advisor to Major League Baseball from 1999 to December 2005. Mr. Coleman was a director of Cendant Corporation from 1997 to August 2006. Mr. Coleman was the President of The National League of Professional Baseball Clubs from 1994 to 1999, having served from 1992 to 1994 as Executive Director, Market Development of Major League Baseball. Previously, Mr. Coleman was a municipal finance banker for Kidder, Peabody & Company. Prior to joining Kidder, Mr. Coleman served as commissioner of the New Jersey Department of Community Affairs and the Department of Energy, and chairman of the Hackensack Meadowlands Development Commission and the New Jersey Housing and Mortgage Finance Agency. He also served as the vice chairman of the State Commission on Ethical Standards, and a member of the Economic Development Authority, Urban Enterprise Zone Authority, Urban Development Authority, State Planning Commission and New Jersey Public Television Commission. Mr. Coleman is also a director of the following corporations which file reports pursuant to the Exchange Act: Electronic Arts Inc., Hess Corporation and Omnicom Group Inc. Mr. Coleman previously served on the board of the following companies: Aramark Holdings Corporation and Churchill Downs Incorporated.

Specific Qualifications, Attributes, Skills and Experience:

•	History with the Company

•	Public service background

•	Executive management experience

•	International experience

•	Diverse personal background

LARRY D. DE SHON

Board Committees: Executive

Mr. De Shon, age 59, has been a director since October 2015. Mr. De Shon has served as Chief Executive Officer and Chief Operating Officer of Avis Budget Group, Inc. since January 2016, and assumed the title of President in June 2017. Previously, Mr. De Shon held the title of President and Chief Operating Officer from October 2015 through December 2015, President, International from January 2015 until October 2015, President, Europe, Middle East and Africa (“EMEA”) from October 2011 until January 2015, and Executive Vice President, Operations from October 2006 to October 2011. Prior to joining the Company, Mr. De Shon spent 28 years at United Airlines, starting as a customer service representative and advancing to hold

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a number of positions of increasing responsibility during his tenure, including Senior Vice President positions in marketing, on-board service and global airport operations.

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Executive Officer experience

•	Extensive operating experience

•	International experience

•	Significant Company and industry experience

BRIAN J. CHOI

Board Committees: Compensation, Corporate Governance

Mr. Choi, age 36, has been a director since January 2016. Mr. Choi is a partner at SRS Investment Management, LLC and certain of its affiliates and has served in various roles at SRS since October 2008. Previously, Mr. Choi worked at Metalmark Capital from 2007 to 2008 and he also served as an analyst in the Leveraged Finance Group at Lehman Brothers from 2005 to 2007. Mr. Choi was initially appointed to the Board pursuant to the terms of a cooperation agreement between the Company and SRS Investment Management, LLC and certain of its affiliates.

Specific Qualifications, Attributes, Skills and Experience:

•	Financial expertise

•	Industry expertise

•	Diverse personal background

MARY C. CHOKSI

Board Committees: Compensation (Chair)

Ms. Choksi, age 68, has been a director since March 2007. From August 2015 until her retirement in January 2017, Ms. Choksi was a Senior Advisor at Strategic Investment Group (“Strategic”), an investment management group founded in 1987, which designs and implements global investment strategies for large institutional and individual investors. Previously, Ms. Choksi was Founding Partner and Senior Managing Director of Strategic. Within Strategic, Ms. Choksi was a member of the investment strategy group charged with overseeing the asset mix of globally diversified client portfolios, supervised reporting to all clients and had responsibilities in corporate planning. Ms. Choksi was also a Founding Partner and, until May 2011, a Managing Director at Emerging Markets Investors Corporation (“EMI”). EMI and its successor, Ashmore EMM, manage portfolios of marketable equities in the emerging markets of Asia, Europe, Latin America, Africa and the Middle East on behalf of institutional and private investors. Prior to the establishment of Strategic and EMI, Ms. Choksi worked in the Pension Investment Division of the World Bank, which was responsible for investing the institution’s pension plan. Before joining the Bank’s finance complex, she worked for nine years in the development arm of the Bank, working on South and Southeast Asia. Ms. Choksi is also a director of the following companies which file reports pursuant to the Exchange Act: White Mountains Insurance Group, Ltd. and Omnicom Group Inc. Ms. Choksi is a member of White Mountain’s Finance and Executive Committees. Ms. Choksi serves as the Chair of Omnicom’s Audit Committee and is a member of Omnicom’s Compensation Committee. Ms. Choksi also serves as a trustee of various mutual funds in the Franklin Templeton Funds family.

Specific Qualifications, Attributes, Skills and Experience:

•	Financial and executive management expertise

•	Broad international experience

•	Diverse personal background
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JEFFREY H. FOX

Board Committees: Compensation

Mr. Fox, age 57, has been a director since July 2013. Mr. Fox has been President and Chief Executive Officer of Endurance International Group Holdings, Inc. since August 2017. Mr. Fox is also a principal of The Circumference Group LLC, an investment and advisory firm which he founded in 2009. Mr. Fox was President and Chief Executive Officer of Convergys Corporation from 2010 to November 2012, and then Executive Chairman until April 2013. Previously, Mr. Fox worked for Alltel Corporation as Chief Operating Officer from 2007 through 2008, and as a Group President from 1996 until 2007. Prior to joining Alltel, Mr. Fox worked in investment banking for ten years with Stephens Inc., preceded by two years with Merrill Lynch, specializing in mergers and acquisitions advisory services. Mr. Fox is also a director of Endurance, which files reports pursuant to the Exchange Act. Mr. Fox previously served on the board of Blackhawk Network Holdings Inc.

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Executive Officer and Chief Operating Officer experience

•	Technology expertise

•	Significant operating experience

•	Financial expertise

LYNN KROMINGA

Board Committees: Audit, Corporate Governance (Chair)

Ms. Krominga, age 68, has been a director since October 2006. Ms. Krominga is an attorney, management consultant and former senior executive of global businesses. Ms. Krominga has served on the boards of directors of public, private and not-for-profit companies, as well as advisory boards of start-up and early stage technology and personal care businesses in the U.S. and abroad. Since 1999, she has been a consultant to private equity, venture capital, hedge funds and angel investors, in which capacity she served in a number of operating and board roles, including Chief Executive Officer of Fashion Wire Daily, Inc.; director and audit committee member of AHAVA Dead Sea Laboratories, Ltd. (a global cosmeceuticals business); advisor to London-based Apax Partners for acquisitions in Israel and the United States; director of StructuredWeb, Inc; board of advisors of Makeover Studios, Inc.; General Manager-North America of Electric Fuel, Inc. (an early stage fuel cell-based technology business); and Internet Consultant for private websites in the U.S. and Europe. From 2007 until January 2013, Ms. Krominga served as a director of Sunrise Senior Living, Inc., one of the world’s largest assisted living companies, with operations in the U.S., Canada, the U.K. and Germany. From March through November 2008, she served as Chairman of the Board of Sunrise Senior Living and as Lead Director thereafter until January 2013 (when the company was sold). She also served as Chairman of the Compensation Committee (2008-2011), and as a member of the Audit, Compensation and Governance Committees from 2007-2013. Ms. Krominga is the former President of the Revlon and Coleman Worldwide Licensing Divisions, and previously served as General Counsel and International Counsel for Revlon’s global operations. Prior to joining Revlon, she was Senior Counsel at American Express Company and an associate at Cleary, Gottlieb, Steen & Hamilton.

Specific Qualifications, Attributes, Skills and Experience:

•	Significant legal, governance, licensing, technology and regulatory expertise

•	International experience

•	Executive management experience and financial expertise

•	Diverse personal background
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GLENN LURIE

Board Committees: Audit

Mr. Lurie, age 53, has been a director since May 2018. Mr. Lurie has been President and Chief Executive Officer of Synchronoss Technologies, Inc. since November 2017. Prior to joining Synchronoss, Mr. Lurie was employed by AT&T for 27 years and was President and Chief Executive Officer of AT&T Mobility and Consumer Operations when he retired in September of 2017. Mr. Lurie helped usher in the smartphone era by leading negotiations for AT&T with Apple for the first iPhone and then for the first iPad. He built three groundbreaking businesses at AT&T: IoT (Internet of Things) business – bringing wireless connectivity to tablets, cars, connected cities and consumer electronics; Digital Life – AT&T’s home automation and security business; and the launch of Aio Wireless – now Cricket Wireless, the company’s industry-leading prepaid flanker brand. At AT&T, Mr. Lurie served in a variety of leadership roles, including as President and Chief Executive Officer of Mobility and Consumer Operations from 2016 to 2017, President and Chief Executive Officer of AT&T Mobility from 2014 to 2016, President of Emerging Enterprises and Partnerships Organization from 2011 to 2014 and President of Emerging Devices Organization (now IoT Organization) from 2008 to 2011. Mr. Lurie is also a director of Synchronoss, which files reports pursuant to the Exchange Act.

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Executive Officer experience

•	Technology, operations, strategy, and business development experience

•	Public company board experience

JAGDEEP PAHWA

Board Committees: Executive

Mr. Pahwa, age 45, has been a director since April 2018. Mr. Pahwa has been the President of SRS Investment Management, LLC since 2017 and has led SRS’s private equity business since 2006. Previously, Mr. Pahwa worked at McKinsey & Company in the U.S. and India, where he led client engagements in the telecom, technology and real estate sectors. Prior thereto, Mr. Pahwa worked in the Mergers & Acquisitions group of Lehman Brothers in New York. Mr. Pahwa was initially appointed to the Board pursuant to the terms of a cooperation agreement between the Company and SRS Investment Management, LLC and certain of its affiliates.

Specific Qualifications, Attributes, Skills and Experience:

•	Financial and investment expertise

•	Advisory experience in business strategy and growth

•	Broad international experience and understanding of technology sector

•	Diverse personal background

F. ROBERT SALERNO

Board Committees: Audit, Corporate Governance

Mr. Salerno, age 67, has been a director since August 2006. Mr. Salerno was previously Vice Chairman of the Company from June 2010 through December 2011, and President and Chief Operating Officer of the Company from August 2006 to June 2010. For nearly 30 years, Mr. Salerno held numerous leadership positions with the Company, including as chief executive of Cendant’s vehicle rental business and as President and Chief Operating Officer of Avis from 1996 to November 2002. Mr. Salerno previously served on the board of Norwegian Cruise Line Holdings, Ltd., which files reports pursuant to the Exchange Act.

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Operating Officer experience

•	Extensive Company and industry experience

•	Significant operating experience

•	International experience
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FRANCIS J. SHAMMO

Board Committees: Audit (Chair)

Mr. Shammo, age 58, has been a director since May 2018. Mr. Shammo was the Executive Vice President and Chief Financial Officer of Verizon Communications, Inc. from November 2010 until November 2016, and retired from Verizon at the end of 2016. After joining Bell Atlantic Corporation in 1989, which merged with GTE Corporation in 2000 to form Verizon, he held positions of increasing responsibility in finance, mergers and acquisitions, logistics, facilities, regional operations, and planning. His prior positions include President and Chief Executive Officer of Verizon Telecom and Business, Senior Vice President and Chief Financial Officer of Verizon Business, President—West Area of Verizon Wireless, and Vice President and Controller of Verizon Wireless. Mr. Shammo is also a director of Unum Group, which files reports pursuant to the Exchange Act.

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Executive Officer and Chief Financial Officer experience

•	Extensive operating experience

•	Executive management experience and financial expertise

•	Broad international experience

•	Public company board experience

CARL SPARKS

Board Committees: Audit

Mr. Sparks, age 51, has been a director since April 2018. Mr. Sparks was the Chief Executive Officer and a director of Academic Partnerships, an online service provider for higher education, from 2016 to 2017. From 2011 to 2014, Mr. Sparks was the Chief Executive Officer of Travelocity Global. Mr. Sparks was also employed by Gilt Groupe, serving as its Chief Marketing Officer in 2009 and its President from 2010 to 2011. Prior to joining Gilt Groupe, Mr. Sparks served in a variety of leadership roles at Expedia Inc. from 2004 to 2009, including as Senior Vice President, Marketing and Retail Operations at Hotels. com from 2004 to 2006, Chief Marketing Officer at Expedia.com from 2006 to 2007, and General Manager at Hotels.com USA, Latin America & Canada from 2008 to 2009. Earlier, Mr. Sparks served as Vice President of Direct Business and Brand at Capital One Financial Corp., and also served in senior marketing and strategy roles at Guinness & Co., PepsiCo Inc., and The Boston Consulting Group. Mr. Sparks is a director of Dunkin’ Brands Group, Inc., which files reports pursuant to the Exchange Act. Mr. Sparks previously served on the board of Vonage Holdings Corp., which files reports pursuant to the Exchange Act. Mr. Sparks is also currently serving as a director of ActionIQ, Inc., an enterprise software company; TreeHouse, Inc., a home upgrade company; Blue Nile, an online jewelry retailer; and Lucid, LLC, a market research company. Mr. Sparks was initially appointed to the Board pursuant to the terms of a cooperation agreement between the Company and SRS Investment Management, LLC and certain of its affiliates.

Specific Qualifications, Attributes, Skills and Experience:

•	Chief Executive Officer and Chief Marketing Officer experience

•	Technology, operations, strategy, marketing and business development experience

•	Public company board experience
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SANOKE VISWANATHAN

Board Committees: None

Mr. Viswanathan, age 43, has been a director since March 2016. Mr. Viswanathan has been the Chief Administrative Officer of JPMorgan Chase & Co.’s Corporate & Investment Bank, overseeing technology, operations and controls since 2014. Previously, Mr. Viswanathan was head of strategy, marketing and new business development for the Corporate & Investment Bank from 2012 to 2013 and head of corporate strategy for JPMorgan Chase from 2010 to 2012. Prior to joining JPMorgan Chase, Mr. Viswanathan was a partner at McKinsey & Co. and co-head of its global corporate and investment banking practice, serving financial institutions in Asia, Europe and North America on strategy, organization and risk management topics. Mr. Viswanathan has been on the Board of Sadler’s Wells Theatre in London since 2014. Mr. Viswanathan was initially appointed to the Board pursuant to the terms of a cooperation agreement between the Company and SRS Investment Management, LLC and certain of its affiliates.

Specific Qualifications, Attributes, Skills and Experience:

•	Technology, operations, strategy, marketing and business development experience

•	Risk management and controls expertise

•	Advisory experience

•	International experience

•	Diverse personal background

Director Nomination Process

For additional information regarding the director nomination process, please see the section titled “Director Nomination Procedures” on page 16 of this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES.

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Corporate Governance

Functions and Meetings of the Board of Directors

The Company’s corporate governance guidelines, director independence criteria, committee charters, codes of conduct and other documents setting forth the Company’s corporate governance practices can be accessed in the “Investor Relations-Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com.

Director Independence

To determine director independence, our Board of Directors reviews commercial and charitable relationships of each director to evaluate such director’s independence in accordance with the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) and pursuant to our own director independence criteria, which can be accessed on our website at www.avisbudgetgroup.com. In conducting its review, the Board of Directors considers a number of factors, including the director’s and his or her family members’ relationships with the Company and its subsidiaries, affiliates, executive officers and auditors and his or her relationships with foundations, universities and other non-profit organizations to which the Company has made a certain level of contributions during the past three years. After evaluating the factors described above, the Board of Directors has affirmatively determined that ten of the nominee directors are independent in accordance with NASDAQ corporate governance listing standards and our own director independence criteria. In determining that Mr. Viswanathan is independent, the Board of Directors considered that he is employed by JPMorgan Chase & Co. (“JPM”) and that JPM and its affiliates provide various financial services to the Company and its subsidiaries for which they have received customary fees. However, the Board did not believe that the Company’s relationship with JPM impacted the independence of Mr. Viswanathan for the following reasons:

•	JPM is a large multi-national financial institution; and the Company has had a relationship with JPM for many years prior to Mr. Viswanathan’s appointment to the Board as well as Mr. Viswanathan’s employment with JPM;

•	Mr. Viswanathan has no involvement (either in his capacity as a director of the Company or as an employee of JPM) in the selection of JPM to provide the services described above or the terms or pricing of any such services, and is not directly involved in the provision of services to the Company; and

•	the Company utilizes a variety of financial institutions to provide commercial banking, investment banking and other financial advisory services and JPM was not involved in the process of Mr. Viswanathan’s being selected to serve on the Board.

Independent Nominees

The Board of Directors has determined that each of the following nominees is independent under the applicable director independence standards.

Brian J. Choi	Glenn Lurie
Mary C. Choksi	F. Robert Salerno
Leonard S. Coleman	Francis J. Shammo
Jeffrey H. Fox	Carl Sparks
Lynn Krominga	Sanoke Viswanathan

We also maintain a Corporate Governance Committee, a Compensation Committee and an Audit Committee, and all of the directors serving on these committees are independent based upon NASDAQ corporate governance listing standards and our own director independence criteria.

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Board Leadership Structure

Our current Board leadership structure consists of:

•	Independent Chairman of the Board: Leonard S. Coleman;

•	Chief Executive Officer: Larry D. De Shon; and

•	Fully independent Compensation, Corporate Governance and Audit Committees.

The Board of Directors, which is comprised of individuals who have extensive experience with board processes, has determined that the current leadership structure, as described above, best serves the Company and its shareholders.

The Board split the roles of Chief Executive Officer and Chairman in 2015, and appointed an independent Chairman in 2018. However, the Board does not currently have a requirement that the roles of Chief Executive Officer and Chairman of the Board be separated, or if separated that the Chairman be independent. The Board believes it is in the best interest of our Company to make the determination based on the position and direction of our Company and the constitution of the Board and management team from time to time.

Risk Management and Risk Assessment

Management is responsible for assessing risk and for day-to-day risk management activities. The Board executes its oversight responsibility for risk assessment and risk management, acting directly and through its Committees, as follows:

Board/Committee	Responsibility/Role
Audit Committee	•	Assists in the Board’s oversight of the Company’s:
► major financial risk exposures and the steps management has undertaken to control such risks;

► risks associated with information technology and cybersecurity; and

► compliance with legal and regulatory requirements.
Compensation Committee	•	Oversees risks associated with our compensation policies and practices with respect to executive compensation.
Corporate Governance Committee	•	Oversees risks associated with corporate governance.
Full Board	•	Receives reports from the Committees at every regular Board meeting.

	•	Considers specific risk topics.

	•	Receives regular reports from members of senior management that include discussion of the risks and exposures involved in their respective areas of responsibility. Such reports are provided in connection with and discussed at Board meetings.

In 2019, management reviewed the Company’s compensation policies and practices for employees generally as they relate to risk management. As part of this process, management reviewed the Company’s incentive compensation programs applicable to all employees with the Compensation Committee and the compensation consultant engaged by the Compensation Committee to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, mitigating features of the Company’s incentive compensation programs were considered, including: (1) the Company’s recoupment policies; (2) that virtually all of the Company’s annual incentive programs allow for “downward discretion,” which permits the Company to reduce incentive compensation payouts; and (3) that executive officers are subject to share ownership and retention guidelines. As a result of this process, there were no recommended changes to the Company’s incentive compensation programs.

Communicating with the Board of Directors

Shareholders and other interested parties may send communications directly to the Board of Directors by writing to the Board of Directors, c/o the Corporate Secretary, Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054.

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In addition, all parties interested in communicating directly with the Chairman of the Board or with any other independent director may do so by writing to Avis Budget Group, Inc. at the same address, Attention: Chairman of the Board, c/o the Corporate Secretary or via e-mail at chairman@avisbudget.com. The Chairman is responsible for reviewing and distributing all interested parties’ communications received to the intended recipients and/or to the full Board of Directors, as appropriate.

Codes of Conduct

The Board of Directors has adopted a code of conduct that applies to all officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Board of Directors has also adopted a code of business conduct and ethics for directors. Both codes of conduct are available in the “Investor Relations-Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com. The purpose of these codes of conduct is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and directors.

Board of Directors Meetings

The Board of Directors held nine meetings during 2018. In 2018, all director nominees attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served during such director’s period of service. We expect all directors to attend each regularly scheduled Board of Directors meeting. All directors are welcome to attend the Company’s annual meeting of shareholders, and our goal is for a representative of each of the Audit Committee, Compensation Committee and Corporate Governance Committee to be present at each annual meeting. The 2018 annual meeting of shareholders was attended by eight directors, including a representative of each of the Audit, Compensation and Corporate Governance Committees.

Committees of the Board of Directors

The standing committees of the Board include: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee.

Name	Audit	Compensation	Corporate Governance	Executive
Brian J. Choi		✓	✓
Mary C. Choksi		Chair
Leonard S. Coleman		✓	✓	Chair
Larry D. De Shon				✓
Jeffrey H. Fox		✓
Lynn Krominga	✓		Chair
Glenn Lurie	✓
Eduardo G. Mestre				✓
Jagdeep Pahwa				✓
F. Robert Salerno	✓		✓
Francis J. Shammo	Chair
Carl Sparks	✓
Sanoke Viswanathan
Committee Meetings Held in 2018	8	7	4	1*

*	The Executive Committee also acted by unanimous consent in 2018.

The charters of each of the Audit, Compensation and Corporate Governance Committees, respectively, can be found in the “Investor Relations-Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com.

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Audit Committee

The Audit Committee assists in the Board’s oversight of:

•	the integrity of the Company’s consolidated financial statements;

•	the Company’s independent auditors’ qualifications and independence;

•	the performance of the Company’s independent auditors and the Company’s internal audit function;

•	the Company’s compliance with legal and regulatory requirements;

•	the Company’s systems of disclosure controls and procedures, and internal controls over financial reporting; and

•	the Company’s major financial risk exposures and the steps management has undertaken to control such risks.

The Board of Directors has determined that all members of the Audit Committee are independent directors under the Company’s Director Independence Criteria and within the meaning of applicable NASDAQ rules, and that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC, thereby satisfying NASDAQ’s “financial sophistication” requirement.

Compensation Committee

The primary responsibilities of the Compensation Committee include to:

•	review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and determine and approve the Chief Executive Officer’s compensation;

•	review and approve individual elements of total compensation for our other executive officers;

•	review and approve our annual and long-term incentive compensation programs and plans;

•	review and approve all stock option and other equity awards;

•	assess the results of the Company’s most recent advisory vote on executive compensation; and

•	evaluate whether compensation arrangements for executive officers incentivize unnecessary risk-taking.

We refer you to “Executive Compensation” below for additional information regarding the Compensation Committee’s processes and procedures.

The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with NASDAQ listing standards and the Company’s Director Independence Criteria and a non-employee director for purposes of Section 16 of the Exchange Act.

Corporate Governance Committee

General

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board of Directors appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Board of Directors has determined that each of the current members of the Corporate Governance Committee qualifies as an independent director under applicable NASDAQ rules and the Company’s Director Independence Criteria.

Director Nomination Procedures

The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of members of the Board of Directors. Nominees for director positions are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to the duties associated with being a member of the Board of Directors.

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The Corporate Governance Committee will consider written proposals from shareholders for candidates to be nominees for director positions. In considering candidates submitted by shareholders, the Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. Any such proposal should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary of the Company, at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054, and should include the following: (a) the name of the shareholder and evidence of such shareholder’s beneficial ownership of the shares of Common Stock, including the number of shares of Common Stock beneficially owned and the length of time of such beneficial ownership; and (b) the name of the candidate, such candidate’s resume or a listing of his or her qualifications to be a director of the Company and such candidate’s consent to be named as a director, if selected by the Corporate Governance Committee, nominated by the Board of Directors and elected. The written proposal should be submitted in the time frame and consistent with the requirements described in the Company’s By-laws and under the caption “Shareholder Proposals for 2020 Annual Meeting” below.

The Corporate Governance Committee’s process for identifying and evaluating candidates to be nominees to the Board of Directors is typically initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Corporate Governance Committee deems appropriate, a third-party search firm which would help the Board to identify candidates. These candidates are evaluated by the Corporate Governance Committee by reviewing such candidates’ biographical information and qualifications and checking the candidates’ references. Certain qualified candidates are interviewed by at least one member of the Corporate Governance Committee. Using the input from this interview and other information, the Corporate Governance Committee evaluates whether the candidate is qualified to serve as a director and whether the Corporate Governance Committee should recommend to the Board of Directors that the Board nominate the candidate or elect the candidate to fill a vacancy on the Board of Directors. Candidates recommended by the Corporate Governance Committee are presented to the Board of Directors for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

In general, the Corporate Governance Committee expects that a similar evaluation process would be used to evaluate candidates to be nominees for director positions recommended by shareholders.

In 2018, consistent with the Board’s commitment to maintaining a highly qualified, independent Board, a leading search firm was retained to assist in the ongoing process of identifying new director candidates with specific skills sets to replace directors who may retire in the near future. As a result of this process, the Corporate Governance Committee recommended that four new directors be added to the Board in 2018: Messrs. Glenn Lurie, Jagdeep Pahwa, Francis J. Shammo and Carl Sparks.

Diversity

While the Board has not adopted a formal policy with respect to diversity, the Corporate Governance Committee believes it is important that nominees for the Board represent diverse viewpoints and backgrounds. The Corporate Governance Committee is committed to advancing Board diversity, defined to include differences of viewpoint, professional experience, education, skill, race, gender and national origin, and as specified in its charter, considers diversity in the mix of qualifications, experience, attributes or skills included in its process of identifying and evaluating candidates to be nominees to the Board. The Company believes that its nominees further its commitment to enhancing gender diversity at the Board level.

Executive Committee

The Executive Committee has and may exercise all of the powers of the Board of Directors when the Board of Directors is not in session, including the power to authorize the issuance of stock, except that the Executive Committee has no power to (a) alter, amend or repeal the By-laws or any resolution or resolutions of the Board of Directors, (b) declare any dividend or make any other distribution to the shareholders of the Company, (c) appoint any member of the Executive Committee, or (d) take any other action which legally may be taken only by the full Board of Directors.

Succession Planning

The Board of Directors is responsible for the development, implementation and periodic review of a succession plan for our Chief Executive Officer and for overseeing the development, implementation and periodic review of a succession plan for each senior executive, all of whom have been designated as members of our Senior Leadership Team (“SLT”).

Our Board of Directors believes that effective succession planning and talent management and development play a critical role in safeguarding business capabilities, developing strong leadership quality and executive bench strength, and optimizing overall business development, operating performance, profitability and shareholder value.

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The Board of Directors views succession planning as a continual process. In order to ensure that qualified candidates are available for the position of Chief Executive Officer and also for each senior executive position held by a SLT member, the Board of Directors oversees the development of internal candidates, maintains talent development plans to strengthen the skills and qualifications of such candidates and would be responsible, if necessary, for the identification of suitable external successor candidates. With respect to CEO succession, the Board of Directors expects to establish a list of crucial attributes and implement a formal assessment process employing an external advisor to assess and develop successor candidates.

The Board of Directors has also developed an “emergency” succession plan in the event of an unexpected disability or inability of our Chief Executive Officer or other senior executive to perform his or her duties.

Related Person Transactions

There are no related person transactions that require reporting under SEC rules. The Company has adopted written procedures for the review, approval or ratification of transactions with related persons that apply to any transaction, arrangement or relationship in which:

•	the Company (including any of its subsidiaries) was, is or will be a participant; and

•	any related person (i.e., a director, executive officer, director nominee, or any greater than 5% beneficial owner, or any immediate family member of the foregoing, or any entity in which any of the foregoing persons is employed, or is a partner, principal or in a similar position, or has any greater than 5% beneficial interest) had, has or will have a direct or indirect interest.

Under the Company’s related persons policy, transactions with related persons are reviewed in advance by the General Counsel and Chief Compliance Officer and the Corporate Secretary of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officers that the transaction is a related person transaction and the amount involved exceeds $120,000:

•	The transaction will be submitted for review to the Audit Committee, or, under certain circumstances, to the Chairman of the Audit Committee.

•	The Audit Committee or its Chairman will then consider all relevant facts and circumstances available.

•	The Audit Committee or its Chairman will approve only those transactions, determined in good faith to be in, or not inconsistent with, the best interests of the Company and its shareholders.

The Audit Committee reviews on an annual basis contributions by the Company in excess of $1,000, in the aggregate (other than contributions made pursuant to the Company’s matching contribution program for employees and directors), to a charitable organization at which a related person is actively involved with fund-raising or serves as a director, trustee or in a similar capacity.

Shareholder Engagement

We regularly conduct engagement and outreach efforts in order to communicate with existing and prospective shareholders, lenders, research analysts, rating agencies, governance firms and others. In 2018, our key engagement activities included numerous group and one-on-one investor meetings, conference calls accessible to all shareholders following each of our quarterly earnings releases, presentations at various investor conferences, and our 2018 Annual Meeting of Shareholders. Members of management, in addition to our Chief Executive Officer and Interim Chief Financial Officer, participated in these activities, each of which contained opportunities for shareholders and other constituents to provide feedback to management.

From time to time, certain of our independent Board members attend investor meetings, in addition to attending the Annual Meeting of Shareholders.

Our investor relations department is the key point of contact for shareholder interaction with the Company. Shareholders and other interested parties may access investor information about our Company through our website at www.avisbudgetgroup.com. The investor relations department coordinates institutional investor meetings with management, appearances at investor conferences and our quarterly earnings calls. We consider shareholder requests to meet with members of our Board of Directors on a case-by-case basis.

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Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of shares of Common Stock as of February 28, 2019, by (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors and each of its named executive officers (“NEOs”), and (iii) all of the Company’s directors, nominees and current executive officers, as a group.

Name of Beneficial Owner	Total Amount of Shares Beneficially Owned(1)		Percent of Common Stock Owned(2)	Of the Total Number of Shares Beneficially Owned, Shares which May be Acquired within 60 Days(3)
Principal Shareholders:**
SRS Investment Management, LLC(4) 1 Bryant Park, 39th Floor New York, NY 10036	16,189,300		21.4%	—
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	7,887,813		10.4%	—
Vanguard Group, Inc.(6) 100 Vanguard Blvd. Malvern, PA 19355	6,553,838		8.6%	—
Glenview Capital Management, LLC(7) 767 Fifth Avenue, 44th Floor New York, NY 10153	4,311,035		5.7%	—
Nomura Holdings, Inc.(8) 1-9-1 Nihonbashi, Chuo-ku Tokyo 103-8645, Japan	4,139,202		5.5%	—
Directors, Nominees and Named Executive Officers: (9)
Brian J. Choi	—		*	—
Mary C. Choksi	46,203		*	37,103
Leonard S. Coleman	58,167		*	23,986
Larry D. De Shon	310,355		*	36,364
Jeffrey H. Fox	28,232		*	18,232
Lynn Krominga	21,727		*	15,967
Glenn Lurie	5,531		*	5,531
Eduardo G. Mestre	73,376		*	54,926
Jagdeep Pahwa	—		*	—
F. Robert Salerno	45,949		*	26,232
Francis J. Shammo	6,139		*	6,139
Carl Sparks	5,801		*	5,801
Sanoke Viswanathan	11,521		*	11,521
Joseph A. Ferraro	86,322		*	9,917
Mark J. Servodidio	101,970		*	9,917
Martyn Smith	725		*	—
Michael K. Tucker	72,690		*	5,784
All Directors and Executive Officers as a group (19 persons)	925,205	(10)	1.2%	276,250	(11)
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*	Amount represents less than 1% of outstanding Common Stock.

**	Information is based upon the assumption that there was no change in the beneficial ownership of such shares of Common Stock from the publicly filed information through February 28, 2019.

(1)	Shares beneficially owned include (i) direct and indirect ownership of shares, (ii) restricted stock units, and (iii) director deferred stock units that may be settled or exercised within 60 days of February 28, 2019.

(2)	Based on 75,770,120 shares of Common Stock outstanding on February 28, 2019.

(3)	Includes (i) time-vested restricted stock units and (ii) director deferred stock units that will vest or may be exercised within 60 days of February 28, 2019.

(4)	Reflects beneficial ownership of 16,189,300 shares of Common Stock by SRS Investment Management, LLC (“SRS”) and Karthik R. Sarma (the “Reporting Persons”), as derived solely from information reported on Schedule 13D/A under the Exchange Act, as filed with the SEC on February 26, 2019. Such Schedule 13D/A indicates that SRS and Mr. Sarma share voting and dispositive power over the shares of Common Stock. Such Schedule 13D/A also indicates that the Reporting Persons have economic exposure to, and may be deemed to beneficially own, an additional 8,810,700 notional shares of Common Stock pursuant to cash-settled equity swaps. Such notional shares represent approximately 11.6% of the shares of Common Stock outstanding on February 28, 2019. The Schedule 13D/A indicates that the Reporting Persons do not have voting power or dispositive power with respect to the shares referenced in such swaps, and disclaim beneficial ownership of the shares underlying such swaps.

(5)	Reflects beneficial ownership of 7,887,813 shares of Common Stock by BlackRock, Inc. (“BlackRock”), as derived solely from information in a Schedule 13G/A under the Exchange Act, filed with the SEC on January 24, 2019. Such Schedule 13G/A indicates that BlackRock has sole voting power over 7,712,870 shares of Common Stock and sole dispositive power over 7,887,813 shares of Common Stock.

(6)	Reflects beneficial ownership of 6,553,838 shares of Common Stock by The Vanguard Group, Inc., as derived solely from information reported in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 11, 2019. Such Schedule 13G/A indicates that The Vanguard Group, Inc. has sole voting power over 138,815 shares, shared voting power over 9,754 shares, sole dispositive power over 6,412,945 shares, and shared dispositive power over 140,893 shares of Common Stock.

(7)	Reflects beneficial ownership of shares of Common Stock by Glenview Capital Management, LLC and Larry Robbins as derived solely from information reported in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 14, 2019. Such Schedule 13G/A indicates that Glenview Capital Management, LLC and Mr. Robbins share voting and dispositive power over the shares of Common Stock.

(8)	Reflects beneficial ownership of 4,139,202 shares of Common Stock by Nomura Holdings, Inc. and Nomura Global Financial Products, Inc., as derived solely from information reported in a Schedule 13G under the Exchange Act, filed with the SEC on February 13, 2019. Such Schedule 13G indicates that Nomura Holdings, Inc. and Nomura Global Financial Products, Inc. share voting and dispositive power over the shares of Common Stock.

(9)	For each non-employee director, (1) includes deferred stock units held under the Non-Employee Directors Deferred Compensation Plan, which, pursuant to the terms of the Plan, will be distributed in the form of Common Stock on a one-to-one basis as soon as reasonably practicable following such director’s retirement or termination of service from the Board for any reason (“Director Shares”), and (2) excludes deferred stock units held under the plan, which pursuant to the terms of the Plan will be distributed seven months following such director’s retirement or termination of service from the Board for any reason (“Director Deferred Shares”), as follows:

Director	Director Shares	Director Deferred Shares	Director	Director Shares	Director Deferred Shares
Mr. Choi	—	—	Mr. Mestre	54,926	32,979
Ms. Choksi	37,103	35,584	Mr. Pahwa	—	—
Mr. Coleman	23,986	45,301	Mr. Salerno	26,232	—
Mr. Fox	18,232	—	Mr. Shammo	6,139	—
Ms. Krominga	15,967	37,939	Mr. Sparks	5,801	—
Mr. Lurie	5,531	—	Mr. Viswanathan	11,521	—

(10)	Excludes 151,803 Director Deferred Shares.

(11)	Represents 205,438 Director Shares and 70,812 time-vested restricted stock units that will vest within 60 days of February 28, 2019.
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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. As a practical matter, the Company typically assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. The Company believes that all filings required to be made under Section 16(a) of the Exchange Act during 2018 were timely made.

Executive Officers

The present executive officers of the Company are set forth in the table below. Each executive officer is appointed by the Board of Directors to hold office at the discretion of the Board of Directors and may be removed at any time by the Board of Directors with or without cause. In March 2019, the Company announced the resignation of Mark J. Servodidio, President, International, effective June 14, 2019. The role of President, International will be assumed by Keith Rankin, who will join the Company from Barloworld, in South Africa. For further information, please see our Current Report on Form 8-K filed on March 18, 2019.

Name	Offices or Positions To be Held
Larry D. De Shon	Chief Executive Officer, President and Chief Operating Officer
John F. North, III	Executive Vice President and Chief Financial Officer
Joseph A. Ferraro	President, Americas
Edward P. Linnen	Executive Vice President, Chief Human Resources Officer
Mark J. Servodidio	President, International
Michael K. Tucker	Executive Vice President, General Counsel and Chief Compliance Officer
David T. Calabria	Senior Vice President and Chief Accounting Officer

Biographical information for our Chief Executive Officer is set forth above under “Board of Directors-Biographical Information for Nominees.” Biographical information for all other present executive officers is set forth below.

Name	Biographical Information
John F. North, III	Mr. North, age 41, has been Executive Vice President and Chief Financial Officer since March 2019. Prior to joining the Company, Mr. North served in leadership roles in finance at Lithia Motors, Inc. beginning in 2002, including as Chief Financial Officer from January 2017 to March 2019, as Chief Accounting Officer from January 2015 to December 2016 and as Vice President, Finance and Corporate Controller from January 2010 to December 2014. Mr. North is a Certified Public Accountant and a CFA® charterholder.
Joseph A. Ferraro	Mr. Ferraro, age 62, has been President, Americas since January 2015. Previously, Mr. Ferraro held the title of Senior Vice President, North America Operations from October 2011 to December 2014. Mr. Ferraro joined the Company in 1979, and served in various positions of increasing responsibility in the Company’s North American operations.
Edward P. Linnen	Mr. Linnen, age 49, has been Executive Vice President, Chief Human Resources Officer since January 2015. Previously, Mr. Linnen held the title of Senior Vice President, Chief Human Resources Officer from February 2013 until January 2015, and Senior Vice President, Human Resources for North America from October 2011 to February 2013. Mr. Linnen joined the Company in 2001, and served in several positions in the Company’s human resources function, including as Vice President, Labor Relations & International Human Resources, Vice President, Domestic Human Resources, and Field Human Resources Director. Prior to joining the Company, Mr. Linnen served in various positions within human resources at Kraft Foods Inc. and Nabisco, Inc.
Mark J. Servodidio	Mr. Servodidio, age 53, has been President, International since October 2015. Previously, Mr. Servodidio held several positions with the Company, including Managing Director, Europe, Executive Vice President for Franchise and Corporate Services, Europe, Middle East and Africa, Executive Vice President and Chief Administrative Officer, Executive Vice President, Chief Human Resource Officer, and Executive Vice President, Human Resources. Mr. Servodidio joined Avis in April 2001 as Senior Vice President, Human Resources. Prior to joining Avis, Mr. Servodidio was with Kraft Foods, Inc. (formerly Nabisco). Prior thereto, he served in various leadership roles at PepsiCo, Inc.
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Michael K. Tucker	Mr. Tucker, age 61, has been Executive Vice President, General Counsel and Chief Compliance Officer since April 2010. Prior to joining the Company, Mr. Tucker was in private practice, serving as managing partner at the law firm of Tucker Associates and Of Counsel at the law firm of Lowe & Savage from 2007. Prior thereto, Mr. Tucker was Division General Counsel with Tyco International Ltd. from 2005. Prior to joining Tyco, Mr. Tucker served in senior legal positions with General Electric Company, including division senior counsel of GE Transportation and senior vice president and general counsel of GE Capital International Services. Prior to joining General Electric, Mr. Tucker was associated with the law firms of Ballard Spahr Andrews & Ingersoll, Bingham Dana LLP, and Csaplar & Bok.
David T. Calabria	Mr. Calabria, age 44, has been Senior Vice President and Chief Accounting Officer since September 2015. Previously, Mr. Calabria held the title of Vice President and Chief Accounting Officer of the Company from May 2014 until September 2015. Mr. Calabria joined the Company in 2004 and held roles of increasing responsibility within the Company’s Treasury function, including as Vice President and Assistant Treasurer. Prior to joining the Company, Mr. Calabria was a Vice President in ABS Conduit Administration at JPMorgan Chase Bank and was an accountant with PricewaterhouseCoopers. Mr. Calabria is a Certified Public Accountant.
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Executive Compensation

Compensation Discussion and Analysis

We refer you to our Annual Report on Form 10-K for the year ended December 31, 2018 (our “2018 Form 10-K”) for additional information regarding our financial results discussed below. In this Proxy Statement, we refer to Adjusted EBITDA, which we define as income from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity and income taxes. This non-GAAP measure is a performance metric in our incentive programs and a reconciliation is provided under “Analysis of 2018 Pay Decisions.” When we refer to “the Committee” in this “Executive Compensation” section, we are referring to the Compensation Committee.

Executive Summary

2018 Company Performance

We had a successful year in 2018. Revenue was $9.1 billion for 2018, reflecting growth of 3% compared to 2017 and representing our ninth consecutive year of revenue growth. Our net income was $165 million, and our Adjusted EBITDA was $781 million, consistent with the Company’s expectations announced in early 2018. In 2018, we also returned capital to our shareholders through the repurchase of $200 million of our Common Stock, resulting in the repurchase of 5.9 million shares. Our closing stock price on December 31, 2018 was lower compared to our closing stock price on December 31, 2017, despite our achievements.

2018 Strategic Accomplishments

In 2018, we continued to make investments in our business designed to lower our cost structure, modernize our core infrastructure and further our position in the evolving mobility landscape, including by:

•	continuing to improve our Avis mobile app, which customers can use to make, modify or cancel a reservation, choose the vehicle they want, exchange or upgrade their vehicle, and return the vehicle without any assistance, all on their mobile device;

•	entering into an agreement with Amazon to reward their customers when they rent a car through Avis and Budget;

•	optimizing our global network by acquiring: a number of licensees in Europe and North America, and Morini, specializing in the rental of light commercial vehicles in Italy, and Turiscar, a well-established vehicle rental company in Portugal, which together with the previous acquisitions of Maggiore, FranceCars and ACL Hire Limited have assisted the Company in growing a substantial European light commercial vehicle footprint;

•	increasing the number of connected vehicles in our fleet to more than 100,000, as part of a process the Company has embarked upon to digitize its business to drive operating efficiencies to improve margins;

•	continuing to modernize our core rental and reservation system, our revenue management system and our digital websites; and

•	entering into an agreement with Lyft to add our vehicles to the Lyft Express Drive program in select cities across North America.

2019 Strategy

In 2019, we intend to continue to apply our brands, technology and people to drive profitable growth, while further building our position in the mobility services industry by continuing to:

•	invest in connected car technology, and data management and analytics for our connected car platform to allow the Company to streamline operations and reduce costs, including as a result of mileage management, automated maintenance notification, tracking of idle vehicles and more dynamic fleet planning;

•	improve our Avis mobile app to further enhance our customers’ experience;

•	optimize our global footprint, and modernize our systems to drive efficiency; and

•	explore new mobility partnerships and products.
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2018 Compensation for our Named Executive Officers

Setting 2018 Pay Levels

As part of the regular annual review process, the Committee considered 2017 financial performance, and market and other factors, and determined that no changes would be made to base salaries, and annual incentive and long-term incentive target opportunities for the Company’s NEOs. Consistent with our past practice, more than 50% of our Chief Executive Officer’s 2018 pay opportunity, at target, was performance-based, excluding amounts contained in the Summary Compensation Table under “All Other Compensation.”

Alignment of 2018 Compensation with Performance

Our history of pay-for-performance alignment was evident in the compensation paid to our NEOs for 2018. Based on 2018 financial performance and individual performance, annual incentive program payouts ranged between 46% of target for our President, International and 139% of target for our President, Americas. Our CEO’s annual incentive program payout was 103% of target. However, as a result of our three-year cumulative financial results, performance-based restricted stock unit awards (“PSUs”) granted in 2015 did not vest in 2018 and were forfeited without payout.

Setting 2018 Performance Metrics

In 2017, the Committee approved an annual incentive program (“AIP”) that was based on historical practice and thus included one-year Adjusted EBITDA as the sole metric. At the same time, the Committee approved a new long-term incentive program (“LTIP”) for then NEOs based on Adjusted EBITDA margin, replacing the historical program, which included performance metrics based on three-year cumulative Adjusted EBITDA goals and a relative total-shareholder return modifier.

For 2018, the Committee approved PSU awards with a three-year cumulative Adjusted EBITDA performance metric. This decision was made based on a number of factors, including but not limited to the significant correlation between Adjusted EBITDA and the Company’s stock price performance, and the Company’s strategic goals. The Committee also changed the performance metrics in the AIP to include: Adjusted EBITDA, with a 50% weighting; Adjusted Free Cash Flow, with a 25% weighting; and an individual performance component, with a 25% weighting, as discussed in more detail under “Annual Incentive Awards.”

Compensation Practices

We believe that our compensation programs reflect sound practices, such as:

•	executive stock ownership guidelines with significant share ownership requirements and a requirement that an amount equal to 50% of net shares that vest must also be held for twelve months;

•	an executive compensation recoupment (or “clawback”) policy with respect to incentive compensation;

•	a policy prohibiting executives from entering into speculative (or hedging) transactions in our securities;

•	no excise tax gross-up or single-trigger change-in-control provisions; and

•	no tax gross-ups on executive perquisites except with respect to relocation and expatriate benefits per the Company’s standard practices.

Our Named Executive Officers

This discussion addresses executive compensation in 2018 for our named executive officers, who are:

•	Larry D. De Shon, our Chief Executive Officer, President and Chief Operating Officer (our “CEO”);

•	Martyn Smith, our former interim Chief Financial Officer (our “Former Interim CFO”);

•	Joseph A. Ferraro, our President, Americas;

•	Mark J. Servodidio, our President, International; and

•	Michael K. Tucker, our Executive Vice President, General Counsel, Chief Compliance Officer and Assistant Secretary (our “GC”).

Mr. Ferraro and Mr. Servodidio are sometimes referred to herein collectively as the “Regional Presidents”. In March 2019, the Company announced that Mr. Servodidio will resign effective June 14, 2019. For further information, please see “Executive

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Officers.” Mr. Smith stepped down from the role of Interim CFO effective March 18, 2019 and currently holds a transition and advisory role with the Company. Effective March 18, 2019, Mr. John F. North, III was appointed Executive Vice President and Chief Financial Officer. Mr. North’s biographical information can be found above under “Executive Officers.”

Compensation for our NEOs is typically comprised of the following components:

Component	Function and Objective
Base Salary	Base salaries are paid in the form of cash and provide a fixed and competitive form of annual compensation for the performance of primary responsibilities at a level consistent with each executive’s experience and role. Base salaries are designed to provide competitive compensation to attract and retain exceptional executive talent.
Annual Incentive Awards	Annual incentives are comprised of annual cash incentive opportunities that are pre-dominantly performance-based, and reward our executives upon achieving or exceeding specific annual performance and individual goals using performance metrics approved by the Committee and that the Company believes are appropriate measures of operational and financial performance.
Long-Term Incentive Awards	Long-term incentive awards are designed to attract and retain a highly qualified executive team, align executive rewards with shareholder interests, provide an incentive for our executives to achieve appropriately challenging long-range performance goals, and allow our executives to share in the value created for the Company’s shareholders.
Other Compensation	We provide certain health, life insurance, disability and retirement benefits, which are all part of our broad-based employee benefits program. Retirement benefits for our NEOs (other than our President, Americas and our Former Interim CFO) are limited to (i) deferrals under the Company’s deferred compensation plan for executives, which the Company matches up to a maximum of 6% of base salary and annual incentive, and/or (ii) participation in our 401(k) plan. Other executive benefits and perquisites include auto use and financial planning services. Our CEO is also provided with agreed-upon limited personal use of Company-leased aircraft services.

Analysis of 2018 Pay Decisions

Philosophy, Components and Mix of Executive Compensation

In 2018, “pay-for-performance” continued to be a fundamental tenet of our compensation philosophy, which includes the core principles of rewarding the attainment of appropriately challenging performance goals and aligning our executives’ objectives with our shareholders’ interests. The Committee also believes that executive compensation should be designed to attract and retain a high-caliber leadership team and take into consideration competitive practices and the overall market for executive talent.

Base Salaries for our Named Executive Officers

Salaries for our NEOs are typically determined based on factors such as our past practice, reasonable comparability with Peer Group pay data and Survey Data (as described under “Consideration of Peer Groups and Survey Data”) and each NEO’s responsibilities, capabilities and skills, commitment to our business, leadership and drive to add value. For the CEO and CFO roles, the Committee also considers the size and complexity of our balance sheet and capital structure. Following the regular annual review for each role, the Committee determined to maintain the base salary for each of our NEOs consistent with 2017 levels, as discussed above under “Setting 2018 Pay Levels.”

Annual Incentive Awards

For many years, the sole performance metric for our annual incentive program has been Adjusted EBITDA, which is a key measure of operational and financial performance and is driven by achieving profitable revenues and our annual business plan, and widely understood within the Company. For 2018, the Committee considered, with input from the Committee’s compensation consultant and management, whether different or additional performance metrics should be utilized for the Company’s annual incentive program (the “2018 AIP”), in part because the Committee anticipated including three-year cumulative Adjusted EBITDA as the performance metric in the Company’s 2018 long-term incentive program.

Consistent with the Company’s pay-for-performance philosophy and to recognize individual contribution, the Committee determined to include Adjusted Free Cash Flow and individual performance as components for the 2018 AIP in addition to Adjusted EBITDA. The Committee made such determination based on a review of peer practices, the focus on Adjusted Free Cash Flow by the Company’s stakeholders, and the belief that including an individual component intended to reward the contribution and value an employee brings to the organization would be motivating and allow for differentiation furthering our

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alignment with pay-for-performance. Target payouts as a percentage of base salary remained consistent with 2017 levels, ranging from 25% to 200% of target, as discussed under “Setting 2018 Pay Levels.”

Financial Goals

The financial performance goals included in the 2018 AIP, presented below, were set based on the Company’s 2018 business plan. At target, the global Adjusted EBITDA goal represented an increase of approximately 6% compared to 2017 Adjusted EBITDA, as reported.

ADJUSTED EBITDA GOALS

		(Dollars in Millions)
Achievement Level	Opportunity (% of Target)*	Global**	Americas	International
Maximum	200%	$936	$592	$400
Target	100%	$780	$493	$333
Threshold	25%	$702	$444	$300

* Straight-line interpolation is used to determine achievement between specified goals.

** Includes unallocated corporate expenses.

ADJUSTED FREE CASH FLOW GOALS

Achievement Level	Opportunity (% of Target)*	Global Dollars in Millions
Maximum	200%	$426
Target	100%	$355
Threshold	25%	$302

* Straight-line interpolation is used to determine achievement between specified goals.

Individual Performance Goals

Individual performance goals were established for each NEO based on key objectives. For our CEO, objectives were reviewed and approved by the Committee. For our other NEOs, objectives were reviewed with, and agreed to, by our CEO and approved by the Committee.

Weightings

The weighting for each component of the 2018 AIP is set forth below:

NEO	Component	Weighting
CEO, CFO, GC	Global Adjusted EBITDA	50%
Regional Presidents	Global/Regional Adjusted EBITDA	20%/30%
All	Global Adjusted Free Cash Flow	25%
All	Individual Performance	25%

Results and Payouts

The global payout under the Adjusted EBITDA component of the 2018 AIP was 106% of target. The payout level resulted from the Company’s attainment of reported Adjusted EBITDA of $781 million, increased to $790 million based on a $9 million currency adjustment pursuant to the terms of the program. While actual Adjusted Free Cash Flow of $430 million indicated an above-target payout, management recommended, and the Committee approved, a target payout in light of the Company’s overall financial performance for 2018. Therefore, the payout under the Adjusted Free Cash Flow component of the 2018 AIP was determined to be at target. Payouts for the individual component of the 2018 AIP for each NEO were based on an assessment of each executive’s performance relative to his objectives. Objectives for each NEO were related to the key duties for his respective position. Accordingly, actual payouts under the 2018 AIP, as a percentage of target for each NEO, were as follows:

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	Total Actual	Individual Performance	Adjusted Free Cash Flow	Adjusted EBITDA
NEO	Payout	Payout	Payout	Global Payout	Americas Payout	International Payout
CEO	103%	100%	100%	106%	—	—
Former Interim CFO	103%	100%	100%	106%	—	—
President, Americas	139%	175%	100%	106%	163%	—
President, International	46%	0%	100%	106%	—	0%
GC	103%	100%	100%	106%	—	—

A reconciliation of our reported global net income to our reported global Adjusted EBITDA is set forth below (dollars are in millions):

Net income (loss)	$165
Provision for (benefit from) income taxes	102
Income before income taxes	267
Add: Non-vehicle related depreciation and amortization	256
Interest expense related to corporate debt, net	188
Restructuring and other related charges	22
Transaction-related costs, net	20
Early extinguishment of corporate debt	19
Impairment	—
Charges for legal matter, net	—
Non-operational charges related to shareholder activist activity	9
Adjusted EBITDA	$781

We believe Adjusted EBITDA is useful as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. We believe Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with U.S. GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

A reconciliation of our global income before taxes to Adjusted Free Cash Flow is set forth below (dollars are in millions):

Income before taxes	$267
Add-back of non-vehicle related depreciation and amortization	256
Add-back of debt extinguishment costs	19
Add-back of transaction-related costs	20
Add-back of non-operational charges related to shareholder activist activity	9
Working capital and other	(4)
Capital expenditures	(231)
Tax payments, net of refunds	(53)
Vehicle programs and related*	147
Adjusted Free Cash Flow	$430

*Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.

Adjusted Free Cash Flow represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs and non-operational charges related to shareholder activist activity. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in further growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies.

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2018 Long-Term Incentive Awards

Grant date values for awards under the Company’s 2018 regular Long-Term Incentive Program (the “2018 LTIP”) were consistent with 2017 levels as further discussed under “Setting 2018 Pay Levels.” In lieu of a 2018 LTIP award, our Former Interim CFO was granted a cash award with a one-year vesting period and a value equivalent to approximately one-third of the then annual target for such role, in recognition of the interim nature of his appointment.

The following factors were reviewed to determine the appropriate type of equity to be granted: perceived value to award recipients to effect retention and incentive goals, peer practices, the degree of alignment with shareholder interests, potential dilution and projected expense balanced with the value delivered to award recipients. Based on an analysis of these factors, the Committee determined that (a) for our CEO, a mix of 60% PSUs and 40% time-based restricted stock units (“RSUs”); (b) for our Regional Presidents, an equal mix of PSUs and RSUs; and (c) for our GC, a mix of 30% PSUs and 70% RSUs would:

•	align incentives with shareholders’ focus on profitability and financial performance;

•	reflect the relevant decision-making impact of the individual and the impact of those decisions on the Company; and

•	incentivize retention of key employees over the longer term.

As discussed above under “Setting 2018 Performance Metrics,” three-year cumulative Adjusted EBITDA was selected as the performance metric for the PSUs granted under the 2018 LTIP.

Three-year cumulative Adjusted EBITDA goals for the 2018 LTIP are as follows, and at target the goal represents a 5% compounded annual growth rate over the three-year performance period:

Achievement Level	Payout Opportunity (as a % of target units awarded)	Cumulative Three-Year Adjusted EBITDA Goal (Dollars in millions)
Maximum	200%	$ 2,799
Target	100%	$ 2,434
Threshold	50%	$ 2,068

*Straight-line interpolation is used to determine achievement between specified goals.

Setting CEO and Other NEO Compensation

Our Board has assigned to the Committee the responsibility to approve compensation for all NEOs, including our CEO. The roles and duties of participants in the decision-making process for our executive program are summarized below.

Role of the Independent Compensation Consultant

Consistent with its charter, the Committee continued its engagement of Pay Governance LLC, a compensation consulting firm, to work with the Committee and the Company as an adviser on executive compensation matters in 2018. The compensation consultant reports to, and is directed by, the Committee, which has the authority to retain or terminate compensation advisers. In early 2018, the Committee reviewed information regarding the independence and potential conflicts of interest of Pay Governance, taking into account, among other things, the factors set forth in the NASDAQ listing standards.

Based on this review, the Committee concluded that the engagement of Pay Governance did not raise any conflict of interest. Outside of services provided for the Committee and advice to the Corporate Governance Committee related to compensation of non-employee directors, the compensation consultant did not provide additional services to the Company in 2018.

Compensation Decisions

In the case of NEOs other than the CEO, our Human Resources staff develops recommendations as to the level of compensation for each pay component generally based on position scope (defined as the executive’s relative responsibilities compared to others within the Company and the individual’s potential impact on Company operations), and the individual’s experience level and performance in addition to the factors discussed under “Analysis of 2018 Pay Decisions” above. Performance criteria and goals are recommended by our Human Resources staff based on the Company’s business plan and goals, with input from the CFO and his staff. Recommendations related to the elements generally reflect a review of practices of our Peer Group and Survey Data (as defined below), and are typically designed to take into consideration past practice and our strategy to tie a greater portion of total target compensation to variable versus fixed compensation.

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Each recommendation is then discussed with our CEO for feedback and to determine final recommendations. Final recommendations are reviewed with the compensation consultant and the Chair of the Committee to ensure that they are consistent with the Committee’s expectations and the Company’s compensation philosophy, and ultimately submitted to the Committee for consideration. The Committee has the ultimate right and authority to revise and/or approve recommendations of management.

Our CEO’s compensation is determined by the Committee, working directly with the compensation consultant. The Committee determines each component of our CEO’s compensation, taking into consideration our CEO’s performance as well as market and Peer Group data and other factors such as level of experience and responsibilities, leadership, skill, contributions to the Company and the size and complexity of the Company’s balance sheet and operations.

Risk Assessment

In approving annual and long-term incentive awards for our NEOs, the Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards, and for 2018, concluded that the incentive awards approved would not be likely to encourage excessive risk-taking. Consistent with past practice, management also reviewed the Company’s compensation policies and practices for employees generally with the Chair of each of the Audit and Compensation Committees and the Company’s compensation consultant to determine whether these programs create incentives that might motivate inappropriate or excessive risk-taking. For additional information, please see “Functions and Meetings of the Board of Directors-Risk Management and Risk Assessment.”

Consideration of Peer Groups and Survey Data

Given that there is just one other U.S.-based publicly traded car rental company, peer companies are selected to supplement that company with additional companies from industry sectors that are viewed as most relevant to our business based on the following criteria: company size based on revenue as the primary factor, headcount, market capitalization, enterprise value, and debt and assets. Given our capital structure, we place a greater emphasis on enterprise value than market capitalization when developing the peer group. For 2018 pay decisions, the Company’s peer group consisted of the following 16 companies (the “Peer Group”):

AutoNation Inc.	Norwegian Cruise Line Holdings Ltd.
Carmax, Inc.	Office Depot, Inc.
Carnival Corporation	Pitney Bowes Inc.
Cintas Corporation	RR Donnelley & Sons Company
Hertz Global Holdings, Inc.	Royal Caribbean Cruises Ltd.
J.B. Hunt Transport Services, Inc.	Ryder System, Inc.
Marriott International, Inc.	Waste Management, Inc.
Norfolk Southern Corporation	Wyndham Worldwide Corporation

The Peer Group was initially approved in 2011 and reviewed in subsequent years. For 2019 pay decisions, Wyndham Worldwide Corporation will be removed from the Company’s peer group as a result of Wyndham’s spinoff into two publicly traded companies. The Committee reviewed pay data of the Peer Group, as previously discussed to ensure reasonable comparability of the pay packages of our NEOs. The Committee does not specifically target any percentile within the Peer Group when setting overall compensation, any individual element of compensation or the relative pay mix among different elements of compensation. The Committee expects to review the Peer Group from time to time in order to ensure that the component companies continue to meet the criteria for which they were selected, as well as to identify other companies that may become appropriate for inclusion. The Committee recognizes that our executives have opportunities available to them in a range of industries and that any peer group for the Company will have some inherent limitations given the absence of a large sample of public companies in the vehicle rental business. In order to compare ourselves to a broad set of general industry market data available, the Committee also reviews widely-used survey data from consulting firms such as Aon Hewitt and Willis Towers Watson for companies that have revenue comparable to ours (the “Survey Data”) as another data point. The Survey Data1 represents data from over 1,000 companies sized according to revenue, assets and number of employees.

In 2018, the Committee considered the Survey Data for each element of the 2018 compensation and benefits package as a general check and to ensure reasonable comparability. Consideration of the Peer Group and the Survey Data represented just two factors considered in setting executive compensation for 2018. Please refer to “Analysis of 2018 Pay Decisions” for the other factors considered in setting executive compensation for 2018.

1	While the Survey Data include a general list of participating companies, each survey provides information on a “no-names” basis-i.e., for each position comparison, it does not identify by name which companies comparable in revenue size to our Company produced results for each position matched, and thus we are unable to list the comparable companies that are included in the Survey Data utilized.
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Committee Consideration of the Company’s 2018 Shareholder Vote on Executive Compensation

The Committee reviewed the results of the Company’s shareholder advisory vote on executive compensation (“Say on Pay”) in 2018. At the 2018 annual meeting of shareholders, over 94% of the votes cast were in support of the Company’s Say on Pay proposal. Based on the 2018 Say on Pay results and feedback from shareholders, the Committee concluded that the Company’s overall compensation program as it relates to its NEOs enjoys the support of the Company’s shareholders and does not require revision to address any broad shareholder concerns.

Policy Related to Equity Awards

Our practice has been to grant long-term incentive awards at pre-established meetings of the Committee. Annual long-term incentive awards, which typically include the awards granted to all of the NEOs, are usually approved in March. However, the Committee retains the ability to determine, and has in the past determined, that another grant date may be appropriate in certain circumstances. Awards may also be approved at other Committee meetings typically for executives hired or promoted since the prior meeting. In connection with valuing the grants of stock-based awards, it is our policy generally to use, as the grant or strike price for any stock-based compensation vehicle, the closing price of our Common Stock on the date the Committee approves the award. The Committee typically approves a dollar amount for each restricted unit award, which is then divided by the closing price of our Common Stock on the date of grant to arrive at the number of restricted units to be granted.

Executive Stock Ownership and Retention Guidelines

Our executive stock ownership guidelines require senior officers to acquire and hold designated levels of Avis Budget Common Stock. Under these guidelines, our CEO is required to retain 100%, and other NEOs are required to retain a minimum of 50% of the net shares (net of taxes) obtained upon the vesting of restricted stock awards and of vested stock options (if applicable), until reaching the following specified ownership thresholds:

Officer(s)	Threshold
CEO	Five times base salary
CFO, Regional Presidents	Three times base salary
GC	Two times base salary

Given the mandatory hold provision until thresholds are obtained, there is no specified deadline for achieving designated thresholds. For purposes of the executive stock ownership guidelines, stock ownership is defined to include stock owned by the executive directly, stock owned indirectly through the Company’s savings plan, and the “in-the-money” portion of vested stock options. Our current NEOs have exceeded the applicable specified ownership threshold, with the exception of our Former Interim CFO.

Following attainment of ownership thresholds, our NEOs are required, for a period of one year, to hold an amount equal to 50% of the net shares obtained upon the vesting of any equity award and 50% of all stock options that vest.

Employment and Change of Control Agreements; Severance Arrangements

To foster the retention of our key management team and in accordance with past practice, we entered into an employment agreement with our CEO in connection with his assumption of the role in 2016.

We have also entered into agreements with our President, Americas, our President, International, and our GC under which the Company seeks to provide these officers with appropriate protections consistent with prevailing market practices. In addition, we entered into an agreement with our Former Interim CFO in 2017, which was subsequently amended in February 2019, setting forth the terms of his interim assignment and his temporary relocation from the United Kingdom to the United States.

A more detailed description of the Company’s current agreements with our NEOs is set forth below under the heading “Employment Agreements and Other Arrangements,” and the benefits that would be received by our NEOs in the event of termination without cause or a change in control are set forth below under the heading “Termination, Severance and Change of Control Arrangements.”

Perquisites and Benefits

We seek to provide perquisites to our executives that are consistent with those provided by the general market and Peer Group companies. Our perquisites currently consist primarily of financial planning services, auto use or allowance, discounted auto insurance, auto leasing through the employee lease program and limited personal use of Company-leased aircraft services. In 2018, Mr. Servodidio, who was based in the United Kingdom, was also provided with expatriate benefits associated with a Company-requested long-term assignment to the United Kingdom, and Mr. Smith was also provided with some expatriate benefits associated with his temporary relocation to the United States from the United Kingdom. The Company does not provide tax reimbursements on perquisites for any of our NEOs other than relocation and expatriate benefits in accordance with the Company’s standard policies.

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Employees, including our NEOs, may also receive tickets for professional baseball games held at Yankee Stadium, which are part of the Company’s season ticket subscription, and do not result in an associated incremental cost to our Company. Our ticket allocation policy is generally seniority-based, with a valid business purpose superseding any personal use. We will continue to review our compensation and benefit programs to ensure that we remain competitive with comparable companies and are able to attract and retain highly qualified senior executives.

Anti-Hedging Policy

The Company’s insider trading policy prohibits executive officers and directors from, among other things, (i) engaging in hedging transactions with respect to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and (ii) holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Short sales of the Company’s securities are also prohibited under such policy.

Recoupment (Clawback) Policy

Our Board of Directors has adopted a policy that provides that if the Board learns of any intentional misconduct by an “executive officer” (as defined under Section 16 of the Exchange Act) that resulted in an increase to incentive income awarded to that officer, the Board will, to the full extent permitted by applicable law, in all appropriate cases, require reimbursement of the increased portion of incentive income awarded to that officer. We intend to amend our clawback policy, if necessary, to comply with any rules adopted by the SEC.

Deductibility of Compensation

Prior to the passage of the Tax Cuts and Jobs Act of 2017, the Section 162(m) limitation on deductibility of certain compensation in excess of $1.0 million per year paid to certain of our NEOs did not apply to compensation that qualifies under applicable regulations as “performance-based.” For 2017 and prior years, it was our intent to design the performance-based compensation we awarded to our NEOs to satisfy the requirements for deductibility under Section 162(m); however, the Committee is authorized to exercise discretion in determining payments in relation to levels of achievement of performance goals and believes that the total compensation program for executive officers should be managed in accordance with the objectives outlined in our compensation philosophy and in the best overall interests of our shareholders. For this reason, some compensation intended to be performance-based may exceed the limitations or not meet the requirements for deductibility under Section 162(m).

Compensation Committee Report

The Avis Budget Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Mary Choksi, Chair

Brian J. Choi

Leonard S. Coleman

Jeffrey H. Fox

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Comp ($)(e)	Total ($)
De Shon, Larry D.	2018	1,100,000	—	5,500,000	—	1,699,500	—	127,666	8,427,166
CEO and Chief	2017	1,095,068	—	5,499,991	—	—	—	339,018	6,934,077
Operating Officer	2016	1,000,000	—	3,745,723	—	675,000	—	1,108,743	6,529,466
Smith, Martyn	2018	575,000	—	—	—	473,800	3,271	174,654	1,226,725
Former Interim CFO	2017	386,132	—	—	—	—	—	88,731	474,863
Ferraro, Joseph A.	2018	650,000	—	1,199,974	—	902,525	—	52,895	2,805,394
President, Americas	2017	648,767	—	2,900,000	—	—	31,450	38,540	3,618,757
	2016	623,269	—	1,177,554	—	275,797	25,896	34,077	2,136,593
Servodidio, Mark J.	2018	625,000	—	1,199,974	—	288,750	—	1,851,334	3,965,058
President, International	2017	623,767	—	1,850,008	—	302,950	—	1,020,757	3,797,482
	2016	596,538	—	1,177,554	—	395,237	—	2,108,324	4,277,653
Michael K. Tucker	2018	500,000	—	500,013	—	386,250	—	33,718	1,419,981
EVP, General
Counsel and Chief
Compliance Officer

(a)	Salary includes amounts deferred under the Company’s Deferred Compensation Plan or 401(k) Plan.

(b)	Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of the grant date fair value of the 2018 stock awards are included in Note 16 to our audited financial statements for the fiscal year ended December 31, 2018, included in our 2018 Form 10-K. The grant date value of the 2018 stock awards assuming achievement of the highest level of performance conditions are: for Mr. De Shon, $8,800,000; Mr. Ferraro, $1,799,961; Mr. Servodidio, $1,799,961 and Mr. Tucker, $650,022. The 2018 stock awards are further discussed in the Compensation Discussion & Analysis (the “CD&A”).

(c)	For 2018, amounts reflected were earned based on the terms of the 2018 AIP as further discussed in the CD&A and include amounts deferred under the Company’s Deferred Compensation Plan. For prior years, amounts were earned based on pre-established annual performance goals and include amounts deferred under the Company’s Deferred Compensation Plan.

(d)	For Mr. Ferraro, the reported change in pension value for 2016 and 2017 represents the change in value accumulated in the Avis Rent A Car System, LLC Pension Plan. During 2018, Mr. Ferraro’s pension value decreased by $20,594, primarily driven by an increase in the discount rate. Avis froze this qualified defined benefit pension plan to new participation and future benefit accruals as of December 31, 1998. For Mr. Smith, the reported change in pension value during the year represents the increased value accumulated in the Avis UK Pension Plan. Pension values for Mr. Smith reflect a £/$exchange rate as of the date paid, received, or allocated. Please see the “Pension Benefits Table” for further information regarding these plans.

(e)	All Other Compensation is comprised of the benefits and perquisites presented in the following tables.
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All Other Compensation Table

Name	Year	Company Contributions To Deferred Compensation Plans ($)(a)	Perquisites ($)(b)	Expatriate, Relocation and Other Benefits ($)(c)	Tax Equalization and Reimbursement ($)(d)	Total All Other Compensation ($)
Mr. De Shon	2018	66,000	57,392	756	3,518	127,666
	2017	104,769	43,977	756	189,516	339,018
	2016	108,924	104,603	16,825	878,391	1,108,743
Mr. Smith	2018	—	12,843	161,811	—	174,654
	2017	—	13,853	74,878	—	88,731
Mr. Ferraro	2018	11,500	40,658	737	—	52,895
	2017	—	37,831	709	—	38,540
	2016	—	33,374	703	—	34,077
Mr. Servodidio	2018	55,677	24,203	267,657	1,503,797	1,851,334
	2017	60,246	27,640	273,772	659,099	1,020,757
	2016	52,407	33,518	263,002	1,759,397	2,108,324
Mr. Tucker	2018	16,000	17,151	567	—	33,718

(a)	For Messrs. De Shon and Servodidio, represents Company matching contributions under the Company’s Deferred Compensation Plan for the benefit of certain of our executive officers. For Messrs. Ferraro and Tucker, represents Company matching contributions under the Company’s Deferred Compensation and 401(k) Plans. Under the terms of these Plans, participants may receive Company matching contributions up to a maximum cap of 6%.

(b)	Represents the perquisites presented in the table below.

(c)	Represents the value of insurance premiums paid by the Company for a broad-based life insurance benefit. For Messrs. De Shon and Servodidio amounts also include expatriate and relocation benefits in connection with long-term assignments to the United Kingdom as set forth below. For Mr. Smith, amounts include benefits in connection with his temporary relocation to the United States as set forth below:

		Mr. De Shon ($)*
Year	Housing Allowance	Relocation Benefits	Other Allowances**	Total
2016	—	—	16,069	16,069

		Mr. Smith ($)*
Year	Company Paid Housing	Relocation Benefits***	Other Allowances**	Total
2018	68,020	—	93,139	161,159
2017	37,212	3,225	34,014	74,451

		Mr. Servodidio ($)*
Year	Housing Allowance	Relocation Benefits	Other Allowances**	Total
2018	175,097	—	91,851	266,948
2017	166,588	—	106,504	273,092
2016	179,899	—	82,427	262,326

*Reflects a £/$ exchange rate as of the date paid, received or allocated.

**For Mr. Servodidio, amounts include allowances for home leave, utilities, and a goods and services differential to make up for the difference in prices between home and host locations in addition to reasonable car rental costs for his accompanying spouse while on assignment. For 2016, amounts for Mr. De Shon relate solely to return moving and shipment services in connection with the end of his assignment to the United Kingdom. For Mr. Smith, amount includes reimbursements for home leave to the United Kingdom.

***For Mr. Smith, amounts include destination services related to his relocation from the United Kingdom to the United States.

(d)	For Mr. Servodidio, amounts represent the incremental cost to the Company of tax equalization and other related payments associated with long-term assignments to the United Kingdom, all in accordance with the Company’s standard policies. For 2018, estimates of these values are reported, and are based on currently available information. Actual 2018 values may differ, and are subject to change based on additional credits due to the Company or liabilities incurred by the Company related to filings for the 2018/2019 tax year in the United Kingdom. For 2018, amounts for Mr. De Shon primarily represent trailing liabilities related to stock awards that vested in 2018. Per the Company’s standard policy, expatriate benefits and reimbursements are discontinued at the end of an assignment. However, tax equalization and other tax related payments may continue, but only to the extent that liabilities related to the foreign assignment are incurred. For 2018, we have included $230,104 attributable to 2017 income which was not paid until after the 2017 proxy statement was filed.
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Perquisites Table

Name	Year	Personal Use of Company Aircraft ($)(a)	Financial Services ($)(b)	Car ($)(c)	Total Perquisites ($)(d)
Mr. De Shon	2018	23,926	13,703	15,913	57,392
	2017	8,694	13,226	18,207	43,977
	2016	66,061	12,868	21,924	104,603
Mr. Smith	2018	—	1,593	11,250	12,843
	2017	—	833	13,020	13,853
Mr. Ferraro	2018	2,461	12,953	21,394	40,658
	2017	2,334	15,155	20,342	37,831
	2016	—	10,417	19,107	33,374
Mr. Servodidio	2018	—	12,953	11,250	24,203
	2017	—	12,540	11,250	27,640
	2016	—	12,018	17,750	33,518
Mr. Tucker	2018	—	1,151	16,000	17,151

(a)	Under our aircraft policy, our CEO has reasonable non-business access to leased jet services, subject to prevailing market practices. For our other NEOs, non-business access is subject to approval by our CEO in his sole discretion. The incremental cost of personal use of the leased jet services was calculated based on the contracted per hour cost, which includes flight-specific direct operating costs such as standard fuel, maintenance, repairs, catering and miscellaneous fees such as variable fuel surcharge as applicable, and international fees for travel outside the United States. Since the aircraft is leased primarily for business travel, fixed costs, such as crew salaries, training, hangaring, insurance and services support are not included. Spouses of NEOs are occasionally additional passengers on business flights provided by our leased jet services. In such cases, there is no incremental cost to the Company, and as a result, no amount is reflected in the table.

(b)	For Messrs. De Shon, Ferraro and Servodidio, includes actual costs we incurred for financial services, including tax return preparation, financial planning and estate planning. Amounts also include Company-paid premiums in connection with a group excess liability umbrella insurance policy, which for 2018 did not exceed $2,400 for any NEO.

(c)	Represents the annual lease value of a Company-provided car, or annual car allowance. For Mr. Servodidio, reflects an average £/$exchange rate for the vehicle use period. NEOs are eligible to participate in the Company’s employee auto insurance program and employee car lease program; however, no amounts are included for these programs as the Company does not incur any associated incremental cost.

(d)	For Messrs. De Shon and Ferraro, amounts include payments for annual physical examinations (annual costs for any NEO did not exceed $3,850).

CEO Pay Ratio

In 2017, the Company reviewed a comparison of CEO pay to the pay of all its employees in 2017. The review included all employees employed by the Company as of October 1, 2017 and excluded 517, 293, 92, 8 and 609 of non-U.S. based employees in India, Brazil, Argentina, Monaco and China, respectively. We identified our median employee by (i) examining payroll records of each employee as previously described, whether employed on a full-time, part-time, seasonal or temporary basis, to calculate each employee’s gross earnings for a twelve-month period starting October 1, 2016 through September 30, 2017; (ii) ranking, by total amount of gross earnings, all employees except for our CEO from highest to lowest, resulting in a list of 29,083 employees; and (iii) selecting the employee ranked 14,542 on the list (the “Median Employee”).

In 2018, our employee mix and compensation structure remained consistent with the prior year. As a result, we believe that there has not been a change in our employee population or compensation arrangements that would significantly change our pay ratio disclosure. Therefore, for 2018, we calculated total annual compensation for the Median Employee, using the same methodology used for our named executive officers as set forth in the Summary Compensation Table above. Total compensation for 2018 for our CEO was $8,427,166. Our Median Employee’s total compensation for 2018 was $30,132. The ratio of our CEO’s pay to the pay of our Median Employee for 2018 is 280 to 1.

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2018 Grants of Plan-Based Awards Table

									All			Grant
									Other	All Other		Date
									Stock	Option	Exercise	Fair
									Awards	Awards	or Base	Value of
			Estimated Possible Payouts			Estimated Future Payouts			Number	Number of	Price of	Stock
			Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Options	and
		Grant/	Plan Awards (a)			Plan Awards (b)			of Stock	Underlying	Awards	Option
		Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($ per	Awards
Name	Award Type	Date	($)	($)	($)	(#)	(#)	(#)	(#)(c)	(#)	share)	($)(d)
Mr. De Shon	Annual Incentive	—	412,500	1,650,000	3,300,000
	RSU	3/15/2018							45,156	—	—	2,200,000
	PSU	3/15/2018				33,867	67,734	135,468				3,300,000
Mr. Smith	Annual Incentive	—	115,000	460,000	920,000
Mr. Ferraro	Annual Incentive	—	162,500	650,000	1,300,000
	RSU	3/15/2018							12,315	—	—	599,987
	PSU	3/15/2018				6,158	12,315	24,630				599,987
Mr. Servodidio	Annual Incentive	—	156,250	625,000	1,250,000
	RSU	3/15/2018							12,315	—	—	599,987
	PSU	3/15/2018				6,158	12,315	24,630				599,987
Mr. Tucker	Annual Incentive	—	93,750	375,000	750,000
	RSU	3/15/2018							7,184	—	—	350,004
	PSU	3/15/2018				1,540	3,079	6,158				150,009

(a)	A discussion of the 2018 AIP is included in the CD&A. Amounts earned under this program are set forth in the Summary Compensation Table.

(b)	Represents awards of PSUs which are scheduled to vest on March 15, 2021, subject to continued service and based on three-year cumulative Adjusted EBITDA goals, as more fully described in the CD&A under “2018 Long-Term Incentive Awards.”

(c)	Represents awards for RSUs which are scheduled to vest in equal installments on each of the first three anniversaries of the date of grant, generally subject to continued service.

(d)	Assumptions used in the calculation of the grant date fair value of the awards are included in Note 16 to our audited financial statements for the fiscal year ended December 31, 2018, included in our 2018 Form 10-K. The grant date value of the stock underlying the PSUs assuming attainment of the highest level of performance conditions were: for Mr. De Shon, $6,600,000; Mr. Ferraro, $1,119,974; Mr. Servodidio, $1,119,974; and Mr. Tucker, $300,018.
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Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards					Stock Awards(a)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. De Shon	3/15/2018						45,156	(b)	1,015,107	67,734	(f)	1,522,660
	3/1/2017						42,624	(d)	958,188	95,902	(g)	2,155,877
	1/28/2016						11,592	(e)	260,588	81,144	(h)	1,824,117
Mr. Ferraro	3/15/2018						12,315	(b)	276,841	12,315	(f)	276,841
	9/19/2017						23,199	(c)	521,514
	3/1/2017						11,625	(d)	261,330	17,437	(g)	391,984
	1/28/2016						6,440	(e)	144,771	19,320	(h)	434,314
Mr. Servodidio	3/15/2018						12,315	(b)	276,841	12,315	(f)	276,841
	9/19/2017						8,870	(c)	199,398
	3/1/2017						11,625	(d)	261,330	17,437	(g)	391,984
	1/28/2016						6,440	(e)	144,741	19,320	(h)	434,314
Mr. Tucker	3/15/2018						7,184	(b)	161,496	3,079	(f)	69,216
	9/19/2017						6,714	(c)	150,931
	3/1/2017						6,781	(d)	152,437	4,359	(g)	97,990
	1/28/2016						3,607	(e)	81,085	4,637	(h)	104,240

(a)	Stock awards include RSUs and PSUs. Values are based on the closing price of our Common Stock on December 31, 2018 of $22.48. Notes (b)-(h) are set forth below:

Scheduled Vesting

	Award	Scheduled Vesting
(b)	RSUs	Three equal installments on March 15, 2019, 2020 and 2021.
(c)	RSUs	September 19, 2019.
(d)	RSUs	Two equal installments on March 1, 2019 and 2020.
(e)	RSUs	January 28, 2019.
(f)	PSUs	March 15, 2021 based on three-year cumulative Adjusted EBITDA performance.
(g)	PSUs	March 1, 2020 based on Adjusted EBITDA Margin performance during the three-year performance period.
(h)	PSUs	January 28, 2019 based on Adjusted EBITDA and TSR performance. These awards were forfeited as performance goals were not met.

2018 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)
Mr. De Shon	—	—	58,127	2,379,967
Mr. Smith	—	—	1,145	52,418
Mr. Ferraro	—	—	40,900	1,595,887
Mr. Servodidio	—	—	23,983	989,637
Mr. Tucker	—	—	15,236	616,148

(a)	Represents vesting of RSU awards granted in 2015, 2016 and 2017.
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Pension Benefits Table

Name	Plan Name (a)	Number of Years of Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year ($)
Mr. Ferraro	Avis Rent A Car System, LLC Pension Plan	21 years, 1 month	375,702	—
Mr. Smith	Avis UK Pension Plan(b)	3 years, 6 months	189,870	6,164

(a)	Avis froze its qualified defined benefit pension plan to new participation and future benefit accruals as of December 31, 1998. Mr. Ferraro is the only NEO who participated in this plan. Prior to December 31, 1998, Mr. Ferraro earned the right to receive certain benefits upon retirement at the retirement age of 65 or upon early retirement on or after age 55. For a discussion of the calculation of retirement benefits, please see Note 17 to our audited financial statements for the fiscal year ended December 31, 2018, included in our 2018 Form 10-K.

The Avis Rent A Car System, LLC Pension Plan is a qualified, final average pay type of retirement plan that pays unreduced benefits upon attainment of age 65. The retirement benefit is calculated by multiplying years of credited service and final average pay (five highest consecutive years earnings in the ten years immediately preceding the December 31, 1998 plan freeze date) and reducing that amount by a portion of estimated Social Security old age benefits payable at age 65. The normal form of payment is a 50% joint and survivor annuity (assuming the participant is married at the time benefit payments commence). Alternate forms of annuity payments and a lump-sum option may be selected, if approved by the spouse.

(b)	As of December 31, 2018, Mr. Smith participated in the Avis UK Pension Plan, a funded pension plan, set up and administered under UK trust law and other relevant UK legislation. The plan has defined benefit and defined contribution sections. Mr. Smith participates in the defined benefit component of the Plan, which provides pension benefits based on service and final salary, and are payable to Mr. Smith upon attainment of age 62. Pension benefits increase in line with price inflation, subject to limits set out in the Plan’s governing documents. For Mr. Smith, the present value of accumulated benefits reflects £/$ exchange rate as of December 31, 2018, and payments during last fiscal year reflect a £/$ exchange rate as of the date paid, received or allocated. For a discussion of the calculation of retirement benefits, please see Note 17 to our audited financial statements for the fiscal year ended December 31, 2018, included in our 2018 Form 10-K.

Non-qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)
Mr. De Shon	68,538	68,538	(202,737)	—	2,678,752
Mr. Smith	—	—	—	—	—
Mr. Ferraro	—	—	—	—	—
Mr. Servodidio	58,081	57,119	(32,959)	—	513,973
Mr. Tucker	—	—	450	(21,757)	—

(a)	Under the deferred compensation plan, participants can elect to defer a maximum of 80% of base salary and 98% of annual cash incentives. The agreements between participants and the Company must provide that the deferrals under the plan are (1) irrevocable; (2) agreed to before the compensation is earned; and (3) for a specified length of time. Amounts deferred by participants, as well as any matching contributions made by the Company, are typically contributed to a rabbi trust established for the purpose of holding plan assets. Participants may allocate deferrals to one or more deemed investments under the plan. Matching contributions may be subject to such distribution provisions as determined from time to time; however, all of a participant’s accounts under this plan will be distributed in the event of a change in control (as defined in the deferred compensation plan) or in the event that the participant’s service with us terminates as a result of death or disability. A participant in this plan may elect a single lump-sum payment of his or her account, or may elect installments over a period of up to 10 years; however, the participant’s entire account balance will be paid in a single lump-sum following a change in control.

(b)	The Company provides matching contributions for its NEOs up to a cap of 6% of base salary and annual incentive, as applicable.

(c)	All participant deferrals and matching contributions are immediately vested and are held in a grantor trust. Under this arrangement, the Company takes no tax deduction, and the beneficiaries pay no tax on contributions to the trust until amounts are paid. Although funds are potentially subject to the employer’s creditors, they are inaccessible to present and future management until payment is required to be made in accordance with the terms of the plan.

(d)	Amounts represent ordinary-course distributions pursuant to prior payment elections made by the NEOs in accordance with the terms and conditions of the applicable plan (as further discussed in note (a) above).

(e)	Represents total trust assets accumulated for all periods of plan participation through the end of 2018. The aggregate balance is the sum of all participant and registrant contributions and investment earnings less any withdrawals or distributions.

Employment Agreements and Other Arrangements

Each NEO is employed by us pursuant to a written agreement of employment or has a severance agreement, as summarized below and discussed under “Employment and Change of Control Agreements; Severance Arrangements.”

37

Mr. De Shon

In addition to providing for a minimum base salary of $1,000,000 (pursuant to Committee discretion such salary was increased to $1,100,000 in 2017) and employee benefit plans generally available to our executive officers, Mr. De Shon’s agreement provides for an annual incentive award with a target amount equal to 150% of his base salary, which may be subject to the attainment of performance goals, and grants of long-term incentive awards, upon such terms and conditions as determined by our Board of Directors or the Committee. Mr. De Shon’s agreement provides that if his employment with the Company is terminated without “Cause” or due to a “Constructive Discharge” (as described below), he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus his then-current target annual bonus, and perquisites to include car usage, financial planning and health coverage for a period of 24 months. In addition, in this event, Mr. De Shon’s then outstanding equity awards, scheduled to vest in accordance with the original vesting schedule by the two-year anniversary of termination of employment, would immediately vest in full. However, awards that vest based on the achievement of specified objective performance goals will remain outstanding following such termination and become vested or be forfeited based on actual achievement of the applicable performance goals during the two-year period following such termination. Payments described in the preceding two sentences are subject to, and contingent upon, execution of a release of claims against the Company. Mr. De Shon’s agreement provides for non-competition and non-solicitation covenants which will last two years following Mr. De Shon’s employment with us.

Messrs. Ferraro and Tucker

The severance agreement for each of Mr. Ferraro and Mr. Tucker provides that if the executive’s employment is terminated by us other than for “Cause” (as described below), disability or death, he will receive a lump-sum severance payout equal to 200% of the sum of base salary plus target incentive bonus, and perquisites to include car usage, financial planning and health coverage for a period of 24 months. In addition, in connection with such termination, each agreement also generally provides for accelerated vesting on termination of the stock-based awards which would have vested in accordance with their original vesting schedule by the two-year anniversary of termination of employment. However, awards that vest based on the achievement of specified objective performance goals will remain outstanding following such termination and become vested or be forfeited based on actual achievement of the applicable performance goals during the two-year period following such termination. Severance is contingent upon execution of a separation agreement containing a release of claims against the Company and non-competition covenants.

Mr. Servodidio

In March 2019, the Company entered into a Separation Agreement with Mr. Servodidio in connection with his resignation from the Company, which will become effective on June 14, 2019. Previously, Mr. Servodidio was party to a severance agreement on substantially the same terms as described above for Messrs. Ferraro and Tucker (the “Prior Agreement”). The Separation Agreement generally provides for severance in accordance with the Prior Agreement, subject to a release condition and continuation of restricted covenants, including non-competition and non-solicitation.

Mr. Smith

In June 2017, the Company entered into a letter agreement with Mr. Smith in connection with his interim appointment to Chief Financial Officer. In addition to providing for a minimum base salary of $575,000 and employee benefit plans generally available to our executive officers, including expatriate benefits, Mr. Smith’s agreement provides for an annual incentive award with a target amount equal to 80% of his base salary, subject to attainment of performance goals. The agreement also provides for certain tax and short-term relocation benefits generally in accordance with the Company’s standard policies. In February 2019, Mr. Smith’s agreement was amended to provide that for a period of six months following the effective date of the appointment by the Company of its next permanent Chief Financial Officer (which occurred on March 18, 2019), Mr. Smith will provide transition and advisory services. So long as Mr. Smith does not voluntarily resign and is not terminated by the Company for cause, during this six-month period he will continue to be paid his current base salary and following this six-month period he will be paid an amount equal to $912,500, upon execution of a release of claims against the Company to include post-termination restrictive covenants. In approving the amendments to Mr. Smith’s agreement, the Committee recognized Mr. Smith’s 16-year tenure with the Company and that the interim appointment was longer than originally anticipated, and was focused on retaining Mr. Smith to ensure a smooth transition to the permanent Chief Financial Officer.

As noted above, no NEO is entitled to any tax gross-up or other payments for any “golden parachute” excise taxes, interest or penalties.

Certain Defined Terms

For Mr. De Shon:

“Constructive Discharge” generally means (a) any material diminution to Mr. De Shon’s duties and responsibilities, including Mr. De Shon ceasing to be the most senior executive officer of a public company, (b) Mr. De Shon does not report directly

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to the Board of Directors, (c) any material failure of the Company to fulfill its obligations under the applicable employment agreement, (d) the relocation of our business office more than 30 miles, or (e) the failure of a successor to the Company to assume the applicable employment agreement.

For all our NEOs:

“Cause” is defined in the agreement for each NEO and generally includes the willful failure to substantially perform duties, any act of fraud, embezzlement or similar conduct and conviction of a felony.

Discussion of Change-in-Control Provisions

Equity Awards

The Company’s Amended and Restated Equity and Incentive Plan (the “Equity Plan”) generally provides that equity awards accelerate following a Change in Control (as defined in the Equity Plan) of the Company only if a participant is also terminated without cause or experiences a Constructive Discharge (as defined in the Equity Plan) within two years following a Change in Control. Under the Equity Plan:

“Change in Control” is generally defined as (a) any person or entity is or becomes the “beneficial owner” of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (b) a change in the majority of the members of the Board; (c) there is a merger or consolidation of the Company; or (d) shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is a sale or disposition by the Company, of all or substantially all of the Company’s assets; and

“Constructive Discharge” is generally defined as set forth in a grantee’s employment agreement, or if no agreement or definition exists it is defined as: (a) a material reduction in base compensation, (b) a material adverse change in the nature or status of duties or responsibilities, or (c) a relocation of more than 30 miles from the principal place of employment.

Severance

Potential severance payments are described above, none of which are payable solely due to a Change in Control (as defined above).

Termination, Severance and Change of Control Arrangements

The table and narrative below describes the potential severance payments for each NEO, as of December 31, 2018.

Name and Triggering Event(a)	Lump-Sum Severance Payment ($)(b)	Accelerated Vesting of Stock-based Awards ($)(c)	Continuation of Benefits and Perquisites ($)(d)	Total ($)
Mr. De Shon
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	1,650,000	7,736,537	29,095	9,415,632
Termination by Company without Cause or due to Constructive Discharge	5,500,000	5,875,508	80,476	11,455,984
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	5,500,000	7,736,537	80,476	13,317,013
Change of Control Transaction without Termination	—	—	—	—
Mr. Smith(e)
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	—	400,000	—	400,000
Termination by Company without Cause	—	—	—	—
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	—	400,000	—	400,000
Change of Control Transaction without Termination	—	—	—	—
Mr. Ferraro
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	902,525	2,307,595	—	3,210,120
Termination by Company without Cause	2,600,000	1,938,473	90,801	4,629,274
Change of Control Transaction and Termination by Company without Cause or due to a Constructive Discharge	2,600,000	2,307,595	90,801	4,998,396
Change of Control Transaction without Termination	—	—	—	—
Mr. Servodidio(f)
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	288,750	1,985,479	—	2,274,229
Termination by Company without Cause	2,500,000	1,616,357	83,244	4,199,601
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	2,500,000	1,985,479	83,244	4,568,723
Change of Control Transaction without Termination	—	—	—	—
Mr. Tucker
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	386,250	817,395	—	1,203,645
Termination by Company without Cause	1,750,000	694,347	55,523	2,499,870
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	1,750,000	817,395	55,523	2,622,918
Change of Control Transaction without Termination	—	—	—	—
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(a)	Descriptions of the terms “Cause” and “Constructive Discharge” are provided above under the section captioned “Employment Agreements and Other Arrangements - Certain Defined Terms.” For severance payments for Mr. Smith, see below.

(b)	For eligible NEOs, the lump-sum severance payments, other than due to death or disability, were calculated based on each executive’s base salary and target annual incentive as of December 31, 2018 and multiplied by 200%. Severance due to death and disability is calculated based on target annual incentive for Mr. De Shon and based on actual annual incentives for Messrs. Ferraro, Servodidio and Tucker.

(c)	The values of RSUs and PSUs were calculated assuming accelerated vesting as of December 31, 2018 and based on the closing price of our Common Stock of $22.48. Descriptions of the accelerated vesting provisions are provided under “Employment Agreements and Other Arrangements.”

(d)	Reflects 24 months of continued health, dental and car benefits and financial planning.

(e)	As discussed above under “Employment Agreements and Other Arrangements”, Mr. Smith’s letter agreement was amended in February 2019 to provide that Mr. Smith will provide transition and advisory services for six months following the effective date of the Company’s appointment of its next permanent Chief Financial Officer, which occurred on March 18, 2019. A description of the actual payments Mr. Smith will receive pursuant to his letter agreement in connection with such transition and advisory services are provided below.

(f)	As discussed above under “Employment Agreements and Other Arrangements”, the Company entered into a separation agreement with Mr. Servodidio in March 2019 in connection with his resignation with the Company, effective June 14, 2019. The actual severance benefits that Mr. Servodidio will be entitled to receive pursuant to his separation agreement are described below.

In March 2019, the Company appointed a permanent CFO. Accordingly, at the same time, Mr. Smith stepped down from the Interim CFO role, as further discussed under “Employment Agreements and Other Arrangements,” and will be providing transition and advisory services for an additional six months. During this period Mr. Smith will continue to receive his current base salary. At the end of the period, Mr. Smith will receive a payment of $912,500 so long as he does not voluntarily resign and is not terminated for cause prior to the time the payment is due to be made. In 2019, Mr. Smith will also be paid a $400,000 time-based cash incentive that was granted in 2018 in lieu of an equity award, as discussed in the CD&A under “2018 Long-Term Incentive Awards.”

In March 2019, the Company announced the resignation of Mr. Servodidio effective June 14, 2019. In connection with Mr. Servodidio’s resignation, as further discussed under “Employment Agreements and Other Arrangements,” Mr. Servodidio will receive a lump-sum cash payment of $2.5 million and vesting of 22,893 RSUs, and will remain eligible to vest in 29,792 PSUs, at target, based on actual achievement of the applicable performance goals. For two years following resignation, Mr. Servodidio will also be provided with participation in the Company’s executive car programs and financial planning expense reimbursements. Mr. Servodidio will also be entitled to post-assignment repatriation, tax equalization and tax return preparation in accordance with the Company’s policies.

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2018 Director Compensation

Non-employee directors are compensated for their service on the Board as described below.

Annual Compensation

For 2018, our annual director retainer was initially $210,000 and was then increased to $225,000, effective October 2018. To reflect their additional responsibilities, the Chairman of the Board and the chairs and members of the Audit, Compensation, Corporate Governance and Executive Committees received additional annual retainers. The current rates of these retainers are set forth below and reflect increases that were approved effective October 2018. The increases were comprised of: (i) a $3,000 increase to the Corporate Governance Chair retainer; (ii) a $2,500 increase to the member retainer for the Audit and Compensation Committees; and (iii) a $1,000 increase to the member retainer for the Corporate Governance and Executive Committees.

Prior to the 2018 Annual Meeting, the Company’s Board leadership structure consisted of an Executive Chairman and a Lead Independent Director. For 2018, the Executive Chairman’s compensation consisted of base salary at an annual rate of $800,000, and our Lead Independent Director received a retainer at an annual rate of $30,000. Effective as of May 2018, our Board leadership structure includes an independent Chairman of the Board as further discussed under “Corporate Governance—Board Leadership Structure.” Accordingly, a Chairman retainer was approved in place of the Lead Independent Director retainer.

The changes in non-employee director compensation for 2018 were determined following a review conducted by the Company of a pay analysis with input from Pay Governance, which was discussed and reviewed by the Corporate Governance Committee and approved by the Board based on the Corporate Governance Committee’s recommendation.

Annual Retainers ($)
Chairman of the Board	125,000
Audit Committee Chair	25,000
Audit Committee Member	12,500
Compensation Committee Chair	25,000
Compensation Committee Member	12,500
Corporate Governance Committee Chair	18,000
Corporate Governance Committee Member	9,000
Executive Committee Member	9,000

In 2018, director compensation was paid quarterly, 50% in cash and 50% in equity, subject to a cap of 7,500 shares per quarter. Under the Company’s deferred compensation plan applicable to non-employee directors (the “NED Plan”), a director may elect to defer any or all of the cash portion of his or her compensation and direct such deferred amounts among a pre-selected group of investment options similar to those available through the deferred compensation plan available to the NEOs. Directors may also elect to receive up to 100% of their compensation in the form of equity. Starting in 2019, consistent with the changes proposed to the Amended and Restated Avis Budget Group, Inc. Equity and Incentive Plan described under “Proposal No. 4”, the equity portion of director compensation will be granted in the form of an annual RSU award with vesting scheduled to occur on the first anniversary of the date of grant.

Under the NED Plan, the equity portion of director compensation is automatically deferred into the form of deferred stock units. Such units convert on a one-on-one basis into the Company’s Common Stock upon termination of service, a change in control, or at a different time based on a director’s election. In lieu of automatic deferral, directors may elect to receive the equity portion of their compensation in the form of the Company’s Common Stock.

Directors do not receive any meeting fees or any benefits such as life or medical insurance. Any member of the Board who is also an officer or employee of our Company does not receive compensation for serving as a director, other than reimbursement of travel-related expenses for meetings held outside the Company’s headquarters. Directors are eligible for limited matching of charitable contributions through the Avis Budget Group Charitable Foundation. Directors are also eligible to purchase vehicles through the auto lease program we make available to our employees; however, such purchases do not result in an associated incremental cost to the Company.

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Stock Ownership Guidelines

Minimum stock ownership guidelines require each non-employee director to acquire and hold designated levels of our Company’s Common Stock. Under these guidelines, our non-employee directors are required to retain a minimum of 50% of the net shares (net of taxes) awarded in connection with their director compensation, until reaching an ownership threshold of five times the annual cash retainer. Given the mandatory hold provision until the threshold is obtained, there is no specified deadline for achieving designated thresholds. Under these guidelines, stock ownership is defined to include stock owned by the director directly, stock owned indirectly through the NED Plan, and the “in-the-money” portion of vested stock options, if any. As of December 31, 2018, all current directors with more than three years of Board service who receive compensation for Board service had exceeded such minimum ownership threshold. Mr. Choi and Mr. Pahwa have each elected not to receive compensation for Board service. In addition, SRS’s policies do not allow either Mr. Choi or Mr. Pahwa to own any shares of the Company’s Common Stock, and they are therefore not subject to the Company’s stock ownership guidelines.

2018 Director Compensation Table

Name of Director	Fees Earned or Paid In Cash ($)(a)	Stock Awards ($)(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)
Choi, Brian J. (e)	—	—	—	—	—
Choksi, Mary C.	117,893	117,912	—	5,000	240,805
Coleman, Leonard S.	163,881	163,879	—	5,000	332,760
Fox, Jeffrey H.	112,188	112,169	—	5,000	229,357
Hardy, John D.(f)	46,431	46,431	—	5,000	97,862
Krominga, Lynn	119,075	119,090	—	5,000	243,165
Lurie, Glenn (g)	68,720	68,704	—	5,000	142,424
Mestre, Eduardo G.	—	221,981	—	5,000	226,981
Nelson, Ronald L.	—	—	—	483,825	483,825
Pahwa, Jagdeep (e)(g)	—	—	—	—	—
Salerno, F. Robert (h)	116,224	116,192	—	5,000	237,416
Shammo, Francis J. (g)	58,355	87,497	—	5,000	150,852
Sparks, Carl (g)	78,420	78,393	—	5,000	161,813
Sweeney, Stender E. (f)	47,913	47,884	—	5,000	100,797
Viswanathan, Sanoke	106,875	106,883	—	5,000	218,758

(a)	Represents no more than 50% of non-employee director compensation. Directors may elect to defer some or all the compensation earned or paid in cash under the NED Plan. For 2018, Mr. Mestre elected to receive all cash compensation in the form of deferred stock units; Mr. Shammo elected to receive 10% of cash compensation in the form of deferred stock units; and until his retirement from the Board on May 23, 2018, Mr. Sweeney elected to defer all cash compensation into investment options offered under the NED Plan.

(b)	The stock awards represent a minimum of 50% non-employee director compensation. Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The number of deferred stock units or shares of Common Stock to be received pursuant to the equity portion of non-employee director compensation is equal to the value of the compensation being paid in the form of equity divided by the Company’s closing stock price on the date of grant. For 2018, directors had the opportunity to receive the equity portion of their compensation in the form of the Company’s Common Stock on each quarterly payment date. Mr. Coleman, Mr. Hardy, Ms. Krominga and Mr. Sweeney made such an election. Each of the other directors received stock awards in the form of deferred stock units.

Outstanding stock awards for the Company’s current non-employee directors at fiscal year-end were as follows: for Ms. Choksi, 69,149 deferred stock units; for Mr. Coleman, 69,827 deferred stock units; for Mr. Fox, 14,871 deferred stock units; for Ms. Krominga, 53,906 deferred stock units; for Mr. Lurie, 2,042 deferred stock units; for Mr. Mestre, 81,281 deferred stock units; for Mr. Salerno, 22,616 deferred stock units; for Mr. Shammo, 2,601 deferred stock units; for Mr. Sparks, 2,185 deferred stock units; and for Mr. Viswanathan, 8,337 deferred stock units.

(c)	As described above, Mr. Sweeney elected to defer the cash portion of his 2018 director compensation into certain investment options available under the NED Plan. There were no above-market or preferential earnings in 2018 as any earnings were market-based, consistent with the investment options selected by Mr. Sweeney.
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(d)	Represents discretionary matching contributions available through The Avis Budget Group Charitable Foundation for all non-employee directors. For Mr. Nelson, who held the role of Executive Chairman of the Board through May 23, 2018, represents: (i) base salary for 2018, based on an annual rate of $800,000, for the period of the year in which he held such role; (ii) consulting fees, based on an annual rate of $200,000, for the remainder of the year; and (iii) benefits, which continued post-employment in accordance with Mr. Nelson’s Employment Agreement with the Company, comprised of: an executive car benefit, excess liability umbrella policy benefit and continued health benefits.

(e)	Mr. Choi and Mr. Pahwa have elected not to receive compensation for Board service.

(f)	Mr. Hardy and Mr. Sweeney retired from the Board, effective May 23, 2018.

(g)	Messrs. Pahwa and Sparks were appointed to the Board effective April 20, 2018. Messrs. Lurie and Shammo were elected to the Board effective May 23, 2018.

(h)	In addition to the compensation reflected above, Mr. Salerno was also paid the following amounts in 2018, which were previously earned and accrued during his prior employment with the Company:

Avis Rent A Car System, LLC Pension Plan	$40,597
Avis Rent A Car System, LLC Retirement Equalization Benefit Plan	$59,075

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised entirely of independent directors and administers the Company’s executive compensation policies and programs. Leonard S. Coleman has served as a member of our Compensation Committee since August 2006. Brian J. Choi and Jeffrey H. Fox were appointed to the Compensation Committee in January 2016. Mary Choksi was appointed to the Compensation Committee in May 2018. None of these Directors were officers or employees of the Company or any of the Company’s subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K during 2018 or before.

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Report of Audit Committee

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon.

In performing its oversight function, the Audit Committee discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed under the rules adopted by the PCAOB.

In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required from the independent auditors by applicable requirements of the PCAOB.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the evaluations of the Company’s internal controls.

Based on the reviews and discussions referred to above and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Audit Committee also has recommended the selection of the Company’s independent registered public accounting firm for fiscal year 2019.

THE AUDIT COMMITTEE

Francis J. Shammo, Chairman
Lynn Krominga

Glenn Lurie
F. Robert Salerno
Carl Sparks

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Proposal No. 2

Ratification of Appointment of Auditors

The Audit Committee’s Charter provides that the Audit Committee is responsible for:

•	appointing, compensating and overseeing the work performed by our independent auditors related to the audit of our annual consolidated financial statements and internal controls over financial reporting; and

•	evaluating the qualifications, performance and independence of our independent auditors with the assistance of management.

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Deloitte has served as our independent registered public accounting firm since 1997. Prior to appointing Deloitte for 2019, the Audit Committee considered Deloitte’s tenure, technical expertise, capabilities as independent auditors, industry knowledge and communication with the Audit Committee, and also considered the impact on the Company of changing independent auditors.

The lead engagement partner from Deloitte is required to be rotated every five years. The process for selecting a new lead engagement partner includes a meeting between the Chair of the Audit Committee and the candidate for this role, as well as discussion by the full Audit Committee and with senior management.

A representative of Deloitte is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of shareholders.

Principal Accounting Firm Fees. Fees billed to the Company by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2018 and 2017 were as follows:

	Fee (in thousands)
Type of Fees	2018	2017
Audit Fees	$8,203	$8,551
Audit-Related Fees	$393	$725
Tax Fees	$3,316	$2,670
All Other Fees	$—	$—

Audit Fees. The aggregate audit fees primarily relate to the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 and for the reviews of the consolidated condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q and for other attest services, including services related to regulatory and statutory filings and financings.

Audit-Related Fees. The aggregate audit-related fees for 2018 and 2017 primarily relate to services in connection with potential transactions or investments and audits of employee benefit plans.

Tax Fees. The aggregate fees billed for tax services for the fiscal years ended December 31, 2018 and 2017 relate to tax compliance, tax advice and tax planning. For the fiscal year ended December 31, 2018, approximately $1.6 million of such fees related to tax compliance and approximately $1.7 million related to tax advice and tax planning. For the fiscal year ended December 31, 2017, approximately $1.7 million of such fees related to tax compliance and approximately $1.0 million related to tax advice and tax planning.

All Other Fees. There were no other fees for the fiscal year ended December 31, 2018 or December 31, 2017.

The Audit Committee considered the non-audit services provided by the Deloitte Entities and determined that the provision of such services was compatible with maintaining the Deloitte Entities’ independence. The Audit Committee has also adopted a policy prohibiting the Company from hiring the Deloitte Entities’ personnel who have been directly involved in performing

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auditing procedures or providing accounting advice to the Company within a specified period of time in any role in which such person would be in a position to influence the contents of the Company’s consolidated financial statements.

The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, as described below.

All services performed by the independent registered public accounting firm in 2018 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform. Prior to the beginning of each fiscal year, a description of the services (the “Service List”) anticipated to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the ensuing fiscal year is presented to the Audit Committee for approval.

Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, except for de minimis amounts under certain circumstances as described below, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee no later than the next regularly scheduled meeting for any interim approvals granted.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances.

Although not required by the Company’s By-laws or otherwise, the Board of Directors is submitting for shareholder ratification the selection of Deloitte as the Company’s independent registered public accounting firm. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL

YEAR ENDING DECEMBER 31, 2019.

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Proposal No. 3

Advisory Approval Of Executive Compensation

As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve an advisory resolution to approve the compensation of our named executive officers as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as described in this Proxy Statement.

This vote is advisory and, therefore, will not be binding on the Company, the Compensation Committee or our Board of Directors, nor will it overrule any prior decision or require the Board or the Compensation Committee to take any action. However, the Compensation Committee and our Board of Directors value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee and our Board of Directors will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

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Proposal No. 4

Proposal To Approve The Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan

In March 2019, the Board approved, subject to shareholder approval at the Meeting, an amendment and restatement to the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (the “Plan”), most recently amended and restated with stockholder approval in 2016, to:

•	Increase the number of shares authorized for issuance under the Plan by 2.4 million shares;

•	Extend the term to May 22, 2029;

•	Provide that no dividends (or dividend equivalents) shall be payable with respect to any shares of stock underlying an award until such award has vested; provided, however, that a grantee may be provided with the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an award that may be payable upon vesting;

•	Provide that a minimum one-year vesting period shall apply to all stock-based awards, subject to certain exceptions described below; and

•	Remove provisions related to Section 162(m) of the Internal Revenue Code, which has been repealed, that are no longer relevant.

For 2018, our revenue totaled $9.1 billion, our net income was $165 million, and our Adjusted EBITDA was $781 million. The Board believes the Company’s performance is due, in large part, to its highly engaged and service-focused employees and that our future success depends on our ability to attract and retain talented employees. The Board believes that equity awards can be a powerful recruiting and retention tool, while recognizing the need to be cognizant of the dilutive effect of such awards. From the inception of the Company’s current share repurchase program in 2013 through December 31, 2018, the Company has repurchased approximately 40.4 million shares of common stock. Share repurchases can have the effect of offsetting or neutralizing the impact of dilution from equity awards.

The Plan includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing of Under-water Options. The terms of the Plan do not allow for the repricing of “under-water” options, including the cancellation and reissuance of new options in exchange for stock options whose stock price is above the then-current fair value of the Company’s Common Stock.

•	No Share Recycling for Net Exercise or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under our plan.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Plan are automatically replenished.

•	No Automatic Grants. The Plan does not provide for automatic grants to any participant.

•	No Dividend Payments on Unvested Awards. Dividends and dividend equivalents cannot be paid unless an award vests.

•	Limits on Equity Awards to Non-Employee Directors. The grant date fair value of awards granted to any individual non-employee director in any year cannot exceed $1.0 million, excluding awards in lieu of cash retainers and any stock dividends.

The text of the proposed amendment and restatement of the Plan is set forth in Annex A to this Proxy Statement, and the description of the Plan set forth herein is qualified in its entirety by reference to the text thereof. If approved by stockholders, the Plan, as amended, will become effective as of May 22, 2019. If we do not obtain requisite stockholder approval of the amended Plan, the current Plan (without giving effect to the proposed share increase) will remain in effect.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about shares of our Common Stock that may be issued upon the exercise of options and restricted stock units under all of our existing equity compensation plans as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Excludes Restricted Stock Units) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (b)
Equity compensation plans approved by Company stockholders	2,457,610	$0.79	5,889,509
Equity compensation plans not approved by Company stockholders	—	—	—
Total	2,457,610	$0.79	5,889,509

(a)	Includes options and other awards granted under the Amended and Restated Equity and Incentive Plan, which plan was approved by stockholders. Represents 56,765 options, 838,200 time-based restricted stock units and 1,168,803 performance-based restricted stock units, plus 393,842 stock awards which have been granted to non-employee directors. The stock awards granted to non-employee directors represent between 50% and 100% of a director’s annual compensation and have been deferred under the Non-employee Directors Deferred Compensation Plan. The number of performance-based restricted stock units set forth in the second sentence of this paragraph reflects the maximum number of units assuming achievement of all performance-vesting criteria.

(b)	Represents 3,469,070 shares available for issuance under the Amended and Restated Equity and Inventive Plan and 2,420,439 shares available for issuance pursuant to the 2009 Employee Stock Purchase Plan.

Summary of the Amended and Restated Equity and Incentive Plan

General

The Plan, initially adopted by the Board and approved by stockholders in 2007, was subsequently amended in 2009, 2012, 2014 and 2016 to increase the shares available for issuance. Such amendments were approved by stockholders.

The purpose of the Plan is to facilitate the attraction and retention of key executive talent critical to our long-term success, to tie a significant portion of executives’ compensation to the performance of the Company, including long-term performance, to align compensation with stockholder interests and to provide the Company with a strong long-term retention tool.

The Plan provides for the grant of equity-based and other awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards to our non-employee directors, executive officers and other key employees, consultants, independent contractors, and other individuals who perform services for the Company who are selected by our Compensation Committee for participation in Plan based on the purpose of the Plan, as described above. As of December 31, 2018, we employed approximately 30,000 people. There are currently twelve non-employee directors, seven executive officers, approximately 500 other key employees and no consultants, independent contractors or other individuals who perform services for the Company who are eligible to receive awards under the Plan, however, any of the individuals mentioned in the first sentence of this paragraph may receive awards under the Plan in the future in the discretion of the Committee.

Under the Plan, the aggregate grant date fair value of all awards granted to any individual non-employee director in any calendar year shall not exceed $1.0 million (excluding awards made in lieu of cash retainers and any stock dividends payable in respect of outstanding awards).

The closing price of the Company’s Common Stock as of December 31, 2018 was $22.48.

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Administration

The Plan is administered by our Compensation Committee, which has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. The Compensation Committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the Plan and any awards granted thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Where the vesting or payment of an award under the Plan is subject to the attainment of performance goals, the Compensation Committee is responsible for certifying that the performance goals have been attained. Neither the Compensation Committee nor our Board has the authority under the Plan to reprice, or to cancel and re-grant, any stock option or, if applicable, other award granted under the Plan, that would lower the exercise, base or purchase price without first obtaining the approval of our stockholders.

Equity Incentive Programs

Upon approval of the proposed amendment, we estimate that we will have approximately 5.1 million shares available for future issuance under the Plan, comprised of the shares available for issuance under the current Plan (without giving effect to any of the amendments described in this proposal) plus the shares which will become authorized for issuance upon such approval. Including past grants under the current Plan, the maximum aggregate number of shares of Common Stock reserved for the grant of awards under the Plan would be approximately 22.5 million upon approval of the proposed amendment, subject to adjustment as provided in the Plan.

The Plan places limits of the maximum amount of awards that may be granted to any participant in any plan year. Under the Plan, no participant may receive awards that cover in the aggregate more than 1.0 million shares in any plan year. Shares issued under the Plan may be authorized but unissued shares or treasury shares. Awards granted after June 2009, except options and stock appreciation rights, must be counted against the foregoing share limit as 1.18 shares for every one share actually issued in connection with such award.

Shares of stock that are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award (including shares underlying a stock appreciation right that are retained by the Company to account for the grant price of the stock appreciation right) are no longer available for awards under the Plan. If any shares subject to an award granted under the Plan are forfeited, cancelled or surrendered or if an award terminates or expires without a distribution of shares, those shares of Common Stock will again be available for awards under the Plan. In the event that the Compensation Committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Plan participants, then the Compensation Committee will make those adjustments as it deems necessary or appropriate to any or all of:

•	the number and kind of shares or other property that may thereafter be issued in connection with future awards;

•	the exercise price or purchase price of any outstanding award;

•	the performance goals applicable to outstanding awards; and

•	the maximum number of shares that can be issued to any one participant in any one year.

The Compensation Committee determines all of the terms and conditions of equity-based awards under the Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals. The performance goals that may be applicable to the equity incentive program under the Plan can be based on one or more of the following criteria, as more fully described in the Plan:

•	Return on total stockholder equity;

•	Earnings per share;

•	Net income (before or after taxes);

•	Earnings before any or all of interest, taxes, minority interest, depreciation and amortization (“EBITDA”);

•	Sales or revenues;

•	Return on assets, capital or investment;

•	Market share;
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•	Cost reduction goals, including goals related to operating and/or sales, general and administrative expenses;

•	Implementation or completion of critical projects or processes;

•	Cash flow;

•	Gross or net profit margin;

•	EBITDA margin;

•	Pretax income margin;

•	Customer satisfaction metrics, such as net promoter scores;

•	Total stockholder return; and

•	Share price.

All performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other business unit, under one or more of the measures described above either on an absolute basis or relative to the performance of other entities. The Committee also has the authority to make adjustments to performance goals, including, but not limited to, in response to changes in applicable laws, regulations or accounting principles, to exclude the impact of restructuring, transaction costs, events not directly related to our operations or not within the reasonable control of management, and discontinued operations.

Stock Options and Stock Appreciation Rights

The terms and conditions, including the exercise prices, expiration dates and other material conditions (including vesting terms), of stock options and stock appreciation rights granted under the Plan are determined by our Compensation Committee and set forth in an award agreement. Stock options, granted under the Plan may be “incentive stock options,” or non-qualified stock options. A stock appreciation right confers on the participant the right to receive an amount, in cash or shares of our Common Stock, equal to the excess of the fair market value of a share of our Common Stock on the date of exercise over the exercise price of the stock appreciation right, and may be granted alone or in tandem with another award. The exercise price of a stock option or stock appreciation right granted under the Plan will not be less than the fair market value of our Common Stock on the date of grant. The exercise price of a stock appreciation right granted in tandem with a stock option will be the same as the stock option to which the stock appreciation right relates.

The vesting of a stock option or stock appreciation right is subject to such conditions as the Compensation Committee may determine, which may include the attainment of performance goals, but such vesting shall generally not occur prior to the first anniversary of the date of grant.

Subject to the terms of the award agreement, the consideration received or to be received for the grant or extension of an option may include cash, stock or other property, as determined by the Committee. No stock option (or stock appreciation right) may be exercisable for a period of more than 10 years following the grant date of a stock option (or stock appreciation right).

Restricted Stock

The terms and conditions of awards of restricted stock granted under the Plan are determined by our Compensation Committee and set forth in an award agreement. A restricted stock award granted under the Plan consists of shares of our Common Stock that may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the applicable award agreement or until such time as the restrictions applicable to the award lapse. Under the Plan, the Compensation Committee has the authority to determine the participants to whom restricted stock will be granted and the terms and conditions of restricted stock awards, including whether the lapse of restrictions applicable to the award will be subject to the attainment of one or more performance goals, but such lapse of restrictions shall generally not occur prior to the first anniversary of the date of grant.

Restricted Stock Units

A restricted stock unit is an award of a right to receive a share of our Common Stock. These awards are subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including without limitation a specified period of employment or the satisfaction of pre-established performance goals), in such installments, or otherwise, as the Compensation Committee may determine but such lapse of restrictions shall generally not occur prior to the first anniversary of the date of grant.

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Dividends

Dividends (or dividend equivalents) shall not be payable with respect to any shares of stock underlying an award until such award has vested, except that a grantee of an award may be provided with the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an award that may be payable upon the vesting of the award.

Other Cash and Equity-Based Awards

The Plan provides for other cash and equity-based awards, the form and terms of which will be as determined by the Compensation Committee, consistent with the purposes of the Plan. The vesting or payment of one of these awards may be made subject to the attainment of performance goals but such vesting for other equity-based awards shall generally not occur prior to the first anniversary of the date of grant. The maximum amount that any participant may receive under a cash award under the Plan for any annual performance period is $10 million.

Exception to Minimum Vesting Restrictions

Minimum one-year vesting restrictions on all stock-based awards referred to above may lapse or be waived in the case of death, disability, termination of service or change of control, and awards covering up to five percent of the shares of stock available to be issued under the Plan when it becomes effective may be granted with a vesting period of less than one year. Awards granted to non-employee directors in connection with their election or reelection to the Board at an annual meeting of shareholders may provide that vesting shall occur on the next annual meeting of the Company’s shareholders so long as the period between such meetings is not less than 50 weeks.

Termination of Service

Except as otherwise set forth in an award agreement or determined by the Compensation Committee in its discretion, each award shall terminate immediately upon a grantee’s termination of service with the Company or any of its Subsidiaries, except that so long as such termination is not for cause, a grantee shall have 90 days following the date of such termination to exercise any portion of an option or stock appreciation right that he or she could have exercised on the date of such termination so long as the exercise is accomplished prior to the expiration of the award term.

Change in Control

The Plan provides that, unless otherwise provided in an award or other agreement, including an employment agreement, or for awards that do not constitute deferred compensation under Section 409A of the Code, unless determined by the Compensation Committee in its discretion, in the event of a change in control (as defined in the Plan), each award outstanding as of the change in control shall be assumed, continued, or substituted with a new award that has:

•	an intrinsic value equivalent to that of the original award; and

•	terms at least as beneficial to the grantee as those contained in the original award agreement.

If within two years following a change in control, a grantee is terminated for any of the reasons described below, all of the grantee’s outstanding awards which have not yet vested shall immediately vest and become exercisable and all restrictions on such awards shall immediately lapse:

•	by the Company, for any reason other than for cause (as defined in the Plan); or

•	by the grantee as a result of a constructive discharge (as defined in the Plan).

Term

No awards will be made under the Plan following May 22, 2029. Our Board or the Compensation Committee may amend or terminate the Plan at any time, provided that the amendment or termination does not adversely affect any award that is then outstanding without the award holder’s consent. We must obtain stockholder approval of an additional amendment to the Plan if stockholder approval is required to comply with any applicable law, regulation or stock exchange rule.

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Tax Consequences

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the optionee is subject to the alternative minimum tax). Optionees who dispose of their shares acquired upon the exercise of an incentive stock option (“ISO shares”) more than two years after the stock option grant date and more than one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. The Company will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Non-Qualified Stock Options. An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is a Company employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Certain Other Tax Issues. In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules; (ii) the exercise of an incentive stock option may have implications in the computation of the Company’s alternative minimum taxable income; (iii) certain awards under the Plan may be subject to the requirements of Section 409A of the Code (regarding nonqualified deferred compensation); and (iv) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes payable by the recipient. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may be subject to special tax rules regarding the income tax consequences concerning their options. The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code, and is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended.

Specified Benefits

No awards have been granted, and no shares have been issued, on the basis of the proposed 2,400,000 share increase. Future grants under the Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Plan will depend on a number of factors, including the fair market value of our Common Stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits, including any awards, that might be received by participants receiving discretionary grants under the Plan.

New Plan Benefits

As of February 13, 2019, awards covering approximately 16.5 million shares of the Company’s Common Stock had been granted under the Plan over the past eleven years since the initial adoption of the Plan, including shares subject to awards that expired or terminated without having been exercised or paid and became available for new award grants under the Plan.

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The following table sets forth the aggregate value of benefits or amounts that would have been received by or allocated to each of the following persons or groups, in each case, under the Plan with respect to fiscal year 2018 if the Plan had been in effect, in each case, based on actual awards granted in fiscal year 2018 under the prior Plan.

Name and Position	Dollar Value ($)(1)	Number of Time-Based Restricted Stock Units (#)(2)	Number of Performance- Based Restricted Stock Units (#)(2)(3)
Larry D. De Shon Chief Executive Officer	3,106,733	45,156	67,734
Martyn Smith Former Interim CFO	—	—	—
Joseph A. Ferraro President, Americas	677,818	12,315	12,315
Mark J Servodidio President, International	677,818	12,315	12,315
Michael K. Tucker EVP, General Counsel and Chief Compliance Officer	282,438	7,184	3,079
Executive Group	5,812,566	88,105	100,215
Non-Executive Directors Group	935,075	33, 978	—
All Employees Group (including all current officers who are not executive officers, as a group) (4)	13,704,327	321,628	176,349

(1)	Based on the Company’s closing stock price on February 13, 2019 of $27.52.

(2)	Inclusive of all awards granted in fiscal 2018. No options were granted in fiscal 2018.

(3)	Assumes achievement of applicable performance condition at target performance level, which would be based on achievement of cumulative Adjusted EBITDA of $2,434 million over a three-year performance period and continued service. The maximum and threshold number of units achievable under the performance-based restricted stock unit awards based on Company performance is 200% and 50%, respectively. At maximum, the number of units would be as follows: Mr. De Shon, 135,468 units, Mr. Ferraro, 24,630 units, Mr. Servodidio, 24,630 units, Mr. Tucker, 6,158 units, the Executive Group, 200,430 units and All Employees Group, 352,698 units.

(4)	Excludes 33,978 RSUs applicable to Non-Executive Directors.

Options

The following table includes the number of options received since the initial adoption of the Plan by the following persons.

Name and Position (1)	Options (#)
Larry D. De Shon Chief Executive Officer	250,000
Martyn Smith Former Interim CFO	—
Joseph A. Ferraro President, Americas	36,000
Mark J Servodidio President, International	187,500
Michael K. Tucker EVP, General Counsel and Chief Compliance Officer	—
Total for all current executive officers (including named executive officers), as a group	508,500
Total for all current non-employee directors, as a group (2)	—
Total for all employees (including current non-executive officers), as a group (3)	4,172,300
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(1)	Since the initial adoption of the Plan, no nominee for election as a non-employee director and no associate of any of the Company’s directors, executive officers or nominees for election as a director has been granted any stock option. The following persons received 5% or more of the total options referred to above as having been granted to all employees of the Company: Larry D. De Shon, the Company’s President and Chief Executive Officer (250,000 options), Ronald L. Nelson, the Company’s Former Chairman and Chief Executive Officer (585,000 options), F. Robert Salerno, the Company’s Former Vice Chairman (375,000 options), David B. Wyshner, the Company’s Former President & Chief Financial Officer (337,500 options), and Thomas M. Gartland, the Company’s Former President, North America (250,000 options).

(2)	Excludes options included in the “Total for all employees (including current non-executive officers)” line item, which were granted to Mr. Salerno who was granted such options when he was an executive officer of the Company. The options granted to Mr. Salerno are reflected in Note 1 above, and have vested and have been exercised and are no longer outstanding.

(3)	All options either have vested and been exercised or were forfeited. There are currently no outstanding options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AVIS BUDGET GROUP, INC.
AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN

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Shareholder Proposals for 2020 Annual Meeting

Proposals received from shareholders are given careful consideration by the Company. Shareholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the Company’s proxy statement for the 2020 annual meeting of shareholders if they are received by the Company on or before December 3, 2019. Any proposal should be directed to the attention of the Corporate Secretary, Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered at the 2020 annual meeting of shareholders, such proposal must be received by the Company not later than the last date for submission of shareholder proposals under the By-laws). In order for a proposal (other than nominations of directors) to be timely under the By-laws, it must be received not less than sixty days (i.e., March 23, 2020) nor more than ninety days (i.e., February 22, 2020) before the anniversary date of the immediately preceding annual meeting of shareholders. In order for a director nomination to be timely under the By-laws, it must be received not less than ninety days (i.e., February 22, 2020) before the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting of shareholders is called for a date that is not within twenty-five days before or after the anniversary date of the immediately preceding annual meeting of shareholders, notice of a shareholder proposal in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting of shareholders was mailed or public disclosure of the date of the annual meeting of shareholders was made, whichever occurs first.

Additional Information

Eliminating Duplicate Mailings. If you share an address with other shareholders of the Company, you may receive notification that you are being sent only a single copy of the proxy materials (including a copy of the Proxy Statement and the 2018 Annual Report), unless your bank, broker or other intermediary that provides the notification receives contrary instructions from the affected shareholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for shareholders and potential cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of Common Stock are held in a brokerage account or the Company if you hold registered shares of Common Stock. We will promptly deliver a separate copy of the proxy materials upon request. You can notify the Company by sending a written request to Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054, Attention: Corporate Secretary or by calling (973) 496-4700 and selecting the “Investor Relations” option.

Solicitation of Proxies. The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of Common Stock. The Company has hired Innisfree M&A Incorporated to aid in the solicitation of proxies. It is estimated that the fee for Innisfree M&A Incorporated will receive a fee of up to $15,000 plus the reimbursement of reasonable out-of-pocket costs and expenses. Such fee will be paid by the Company.

By Order of the Board of Directors

JEAN M. SERA

Corporate Secretary

Dated: March 26, 2019

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AVIS BUDGET GROUP, INC.
AMENDED AND RESTATED EQUITY AND
INCENTIVE PLAN

A-1

1.	Purpose; Types of Awards; Construction.

The purpose of the AVIS BUDGET GROUP, INC. Equity and Incentive Plan, as amended and restated (the “Plan”), is to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, consultants and independent contractors (including non-employee directors) of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, of options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder. The Plan is an amendment and restatement of the Prior Plan. Awards granted under the Prior Plan prior to the Amendment Date will be subject to the terms of the Prior Plan.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(b)	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)	there is consummated a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(4)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company prior to such sale.
A-2

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” shall mean the Board, or a committee designated by the Board to administer the Plan. Notwithstanding the foregoing, for purposes of any Award granted under the Prior Plan that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, each member of the Committee shall also be an Outside Director for purposes of certifying the extent to which any applicable performance-based vesting conditions are achieved.

(g)	“Company” means Avis Budget Group, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)	“Effective Date” shall have the meaning set forth in Section 8(d) of the Plan.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(j)	“Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(k)	“Grantee” means an employee, consultants, or independent contractor (including non-employee director) of the Company or any Subsidiary of the Company or such other individual that performs services for or provides services to the Company or any Subsidiary of the Company that has been granted an Award under the Plan.

(l)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(m)	“NQSO” means any Option that is not designated as an ISO.

(n)	“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(o)	“Other Cash-Based Award” means cash awarded under Section 6(b)(v) of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(p)	“Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(b)(v) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(q)	Performance Goals” means performance goals based on the attainment by the Company or any Subsidiary of the Company (or any division or business unit of such entity) of performance goals pre-established by the Committee in its sole discretion, including those based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles, if applicable): (1) return on total stockholder equity; (2) earnings per share of Company Stock; (3) net income (before or after taxes); (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization (“EBITDA”); (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals, including goals related to operating and/or sales, general and administrative expenses; (9) implementation or completion of critical projects or processes; (10) cash flow; (11) EBITDA margin; (12) pretax income margin; (13) gross or
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net profit margin; (14) customer satisfaction metrics, such as net promoter scores; (15) total stockholder return; (16) share price; and (17) any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. The Committee in its sole discretion may designate different or additional criteria on which the performance goals may be based or adjust, modify or amend the aforementioned criteria. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual, non-recurring or unanticipated events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. The Committee’s authority to make adjustments to the Performance Goals includes, but is not limited to, the authority to exclude the impact of restructuring, transaction costs, events not directly related to the Company’s operations or not within the reasonable control of the Company’s management, and discontinued operations.

(r)	“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(s)	“Plan” means this Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan, as amended from time to time.

(t)	“Prior Plan” means the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan, as in effect immediately prior to the Effective Date.

(u)	“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(v)	“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(w)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(x)	“Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(y)	“Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(z)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aa)	“Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Subsidiary of the Company or with which the Company or any Subsidiary of the Company combines.

3.	Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the

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Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	Eligibility.

Awards may be granted to executive officers and other key employees, consultants and independent contractors (including non-employee directors) of the Company or its Subsidiaries, including officers and directors who are employees, to key consultants to the Company or its Subsidiaries, and to other individuals who perform services for or provide services to the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all equity Awards granted to any individual non-employee director in any calendar year (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers and any stock dividends payable in respect of outstanding awards) shall not exceed $1.0 million.

5.	Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 22,500,000 shares of Stock (all of which such shares of Stock may be granted as ISOs), subject to adjustment as provided herein; provided that each Award granted hereunder after March 18, 2009 (other than Awards in respect of Options and SARS) shall be counted against the foregoing share limit as 1.18 shares for every one share actually issued in connection with such Award. Subject to adjustment as provided herein, no more than 1,000,000 shares of Stock may be made subject to Awards granted to an individual in a single calendar year.

Such shares of Stock may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Stock subject to an Award are forfeited, or cancelled or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any Awards such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, shares of Stock surrendered or withheld as payment of either the exercise price of an Award (including shares of Stock otherwise underlying an Award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

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6.	Specific Terms of Awards.

(a)	General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

With respect to any Award under the Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such Award (or the applicable part of the Award) has vested. Notwithstanding the foregoing, the Committee may provide a grantee with the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an Award that may be payable (either in (A) cash, (B) like-kind property as that subject to the applicable dividend, if not cash, (C) the form of a dividend equivalent increase in the number of shares of Stock issuable upon vesting, or (D) a combination of the foregoing) upon the vesting of the Award (or subject portion thereof).

(b)	Types of Awards. The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i)	Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

	(A)	Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

	(B)	Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, through a “broker cashless exercise” procedure approved by the Committee, a combination of the above, or any other method approved by the Committee, in any case in an amount having a combined value equal to such exercise price.

	(C)	Term and Exercisability of Options. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted unless the Committee determines that a future date is advisable. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that (i) subject to clause (ii) below, no Option granted under the Plan (other than Substitute Awards) shall vest prior to the first anniversary of the date on which the Option is granted and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

	(D)	Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares of Stock acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii)	SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

	(A)	In General. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Unless otherwise specified in the Award Agreement, payment of an SAR shall be made in Stock.

	(B)	Term and Exercisability of SARs. The date on which the Committee adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted unless the Committee determines that a future date is advisable. SARs shall be exercisable over the exercise period (which shall not exceed ten years
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from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, (i) subject to clause (ii) below, no SAR granted under the Plan (other than Substitute Awards) shall vest prior to the first anniversary of the date on which the SAR is granted and that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(C)

Payment. An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). A SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent.

(iii)	Restricted Stock: The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

	(A)	Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Notwithstanding the above, (i) subject to clause (ii) below, no award of Restricted Stock granted under the Plan (other than Substitute Awards) shall vest prior to the first anniversary of the date on which such award is granted, and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

	(B)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(iv)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

	(A)	Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, achievement of Performance Goals. Notwithstanding the above, (i) subject to clause (ii) below, no award of Restricted Stock Units granted under the Plan (other than Substitute Awards) shall vest prior to the first anniversary of the date on which such award is granted, and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate.

	(B)	Benefit Upon Vesting. Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit, there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, the number of shares of Stock equal to the number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(v)	Other Stock-or Cash-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon the achievement of Performance Goals and, if so granted, such goals shall relate to periods of performance determined by the Committee in its sole discretion. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum amount that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(v) in respect of any annual performance period is $10 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the
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number of months in the performance period and the denominator of which is twelve. Payment in respect of Awards earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as the Committee deems appropriate. The Committee may establish other such rules applicable to Other Stock- or Cash-Based Awards as it determines in its sole discretion. Notwithstanding the above, subject to clause (ii) below, no Other Stock-Based Award (other than Substitute Awards) shall vest prior to the first anniversary of the date on which such award is granted, and (ii) the Committee shall have the authority to accelerate the exercisability of any outstanding Other Stock-Based Award at such time and under such circumstances as it, in its sole discretion, deems appropriate.

	(vi)	Exceptions to Minimum Vesting Restrictions. Notwithstanding anything to the contrary in the Plan, (A) the Committee may provide that minimum vesting restrictions provided above may lapse or be waived in connection with or following a participant’s death, disability, termination of service or change of control, (B) awards covering up to five (5%) of the shares of Stock available to be issued pursuant to Section 5 of the Plan, as determined on the Effective Date, may be granted under the Plan as unrestricted Shares or otherwise as awards with a performance period or vesting period of less than one year, and (C) for purposes of awards granted to non-employee directors, a vesting period shall be deemed to be one year if the awards are granted to non-employee directors in connection with their election or reelection to the Board at an annual meeting of shareholders and the awards vest on the next annual meeting of the Company’s shareholders, so long as the period between such meetings is not less than 50 weeks.

(c)	Termination of Service. Except as otherwise set forth in the Award Agreement, each Award shall terminate immediately upon the Grantee’s termination of service with the Company or any of its Subsidiaries, except that the Grantee shall have 90 days following the date of such termination of service to exercise any portion of an Option or SAR that he could have exercised on the date of such termination of service; provided, however, that such exercise must be accomplished prior to the expiration of the Award term. Notwithstanding the foregoing, except as otherwise set forth by the Committee in the Award Agreement, if the Grantee’s termination of service is due to his total and permanent disability (as defined in any agreement between the Grantee and the Company or, if no such agreement is in effect, as determined by the Committee in its good faith discretion) or death, the Grantee, or the representative of the estate of the Grantee, as the case may be, may exercise any portion of the Option or SAR which the Participant could have exercised on the date of such termination for a period of six months thereafter; provided, however, that such exercise must be accomplished prior to the expiration of the Award term. Notwithstanding the foregoing, except as set forth by the Committee in the Award Agreement, in the event of a termination of the Grantee’s service with the Company or any of its Subsidiaries for Cause, the unexercised portion of the Option or SAR shall terminate immediately and the Grantee shall have no right thereafter to exercise any part of the Award.

7.	Change in Control Provisions

(a)	Unless the applicable Award Agreement provides otherwise or in the case of Awards that do not constitute deferred compensation under Section 409A of the Code, unless otherwise determined by the Committee in its discretion, in the event of a Change in Control, (i) each Award outstanding as of the Change in Control shall be assumed, continued, or substituted, effective as of the consummation of the Change in Control, with a new award with an intrinsic value equivalent to that of the original Award and on terms at least as beneficial to the Grantee as those contained in the Grantee’s original Award Agreement (as determined by an independent third party) and (ii) in the event that, within two years following a Change in Control, the Grantee’s service with the Company and its affiliates is terminated (x) by the Company or any of its affiliates for any reason other than for Cause or (y) the Grantee as a result of a Constructive Discharge, all outstanding Awards granted to a Grantee which have not theretofore vested shall immediately vest and become exercisable and all restrictions on such Award shall immediately lapse.

(b)	“Constructive Discharge” shall have the meaning assigned to such term (or a similar term) in any individual employment agreement or offer letter entered into between the Grantee and the Company or one of its Subsidiaries. If the Grantee has not entered into any such agreement, or such agreement does not define the term “Constructive Discharge,” a termination of service as a result of Constructive Discharge shall mean a termination of service by the Grantee from the Company and its Subsidiaries following either (i) a material reduction in the Grantee’s base compensation, (ii) a material adverse change in the nature or status of the Grantee’s duties or responsibilities from those in effect immediately prior to a Change in Control, or (iii) a relocation of more than 30 miles from the Grantee’s principal place of employment immediately prior to the Change in Control; provided, that, in each case, the Grantee shall not be permitted to terminate service as a result of the Constructive Discharge unless the Grantee provides the Company with written notice of the occurrence of the action constituting Constructive Discharge within 30 days following the occurrence of such action, the Grantee provides the Company with a minimum of 30 days following delivery of the written notice to cure such action, and the Grantee terminates service within 90 days following the occurrence of such action.

(c)	“Cause” shall have the meaning assigned to such term (or a similar term) in any individual employment agreement or offer letter entered into between the Grantee and the Company or one of its Subsidiaries. If the Grantee has not
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entered into any such agreement, or such agreement does not define the term “Cause,” a termination of service for Cause shall mean: (i) the Grantee’s willful failure to substantially perform his duties as an employee of the Company or any of its Subsidiary (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any of its Subsidiary; or (iii) conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal).

8.	General Provisions

(a)	Nontransferability. Awards shall not be transferable by a Grantee except by will or with the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit an Award to be transferred to a “family member” (within the meaning of Section A.1(a)(5) of the general instructions of Form S-8) for estate planning purposes and for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Grantee and the transferee, and provided, further, that such Award may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and the applicable Award agreement. In addition, an Award shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and an Award shall not be subject to execution, attachment or similar process. Upon any attempt to transfer an Award or in the event of any levy upon an Award by reason of any execution, attachment or similar process contrary to the provisions of the Plan or the applicable Award agreement, such transfer shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

(b)	No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or independent contractor relationship.

(c)	Taxes. The Company or any Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, such withholding and other taxes shall be satisfied with shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d)	Stockholder Approval; Amendment and Termination.

(i) The Plan shall take effect upon its adoption by the Board (the “Effective Date”). Following the Effective Date, no awards shall be made under the Prior Plan.

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e)	Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on May 22, 2029, provided that no ISO may be granted under the Plan more than ten years after the date of adoption by the Board. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.
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(f)	Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan; provided, however, to the extent that such deferral is subject to Section 409A of the Code, the rules and procedures established by the Committee shall comply with Section 409A of the Code.

(g)	No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of the issuance of a Stock certificate to him for such shares or the issuance of shares to him in book-entry form.

(h)	Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)	No Fractional Shares. No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(k)	Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.
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avis budget group VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., EST, on May 21, 2019

Online
Go to **www.envisionreports.com/CAR** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CAR

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors unanimously recommends a vote "FOR" Items 1-4. This proxy will be voted as directed, or, if no direction is indicated, will be voted "FOR" Items 1-4.

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1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Leonard S. Coleman	☐	☐	☐	02 - Larry D. De Shon	☐	☐	☐	03 - Brian J. Choi	☐	☐	☐
04 - Mary C. Choksi	☐	☐	☐	05 - Jeffrey H. Fox	☐	☐	☐	06 - Lynn Krominga	☐	☐	☐
07 - Glenn Lurie	☐	☐	☐	08 - Jagdeep Pahwa	☐	☐	☐	09 - F. Robert Salerno	☐	☐	☐
10 - Francis J. Shammo	☐	☐	☐	11 - Carl Sparks	☐	☐	☐	12 - Sanoke Viswanathan	☐	☐	☐

C 1234567890 J N T
1 U P X 4 1 4 9 6 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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030Z5E

AVIS BUDGET GROUP, INC.
THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing, signing and returning your proxy card to Computershare by mail, or by voting via telephone (1-800-652-8683) or via the Internet at: www.envisionreports.com/CAR

Admission Ticket

AVIS BUDGET GROUP, INC.
2019 Annual Meeting of Stockholders

Wednesday, May 22, 2019
9:00am Eastern Time

Upon arrival at the building, please have photo identification ready to present at the security desk. Please present this admission ticket and your photo identification at the meeting registration desk when you leave the elevator.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement, Annual Report and other proxy materials are available at: www.envisionreports.com/CAR

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CAR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Avis Budget Group

Annual Meeting of Stockholders – May 22, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Larry D. De Shon, John F. North, III, Michael K. Tucker and Jean M. Sera, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Avis Budget Group, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on May 22, 2019 or at any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.